                                                                   EXHIBIT 10.16

                        FOURTH AMENDMENT AND RESTATEMENT
                                     OF THE
                          GENENCOR INTERNATIONAL, INC.
                       EMPLOYEE RETIREMENT INVESTMENT PLAN

                                TABLE OF CONTENTS


ARTICLE                                                                                PAGE
-------                                                                                ----

     1         PRELIMINARY MATTERS                                                       1

     2         DEFINITIONS                                                               3

     3         PARTICIPATION                                                            11

     4         CONTRIBUTIONS                                                            11

     5         CREDITS TO PARTICIPANTS                                                  15

     6         VESTING OF BENEFITS                                                      29

     7         DISTRIBUTIONS TO PARTICIPANTS                                            31

     8         TOP-HEAVY RULES                                                          43

     9         ADMINISTRATION OF THE PLAN                                               48

    10         ESTABLISHMENT OF THE TRUST                                               51

    11         AMENDMENT AND TERMINATION                                                52

    12         PARTICIPATING EMPLOYERS                                                  53

    13         MISCELLANEOUS                                                            55

                        FOURTH AMENDMENT AND RESTATEMENT
                                     OF THE
                          GENENCOR INTERNATIONAL, INC.
                       EMPLOYEE RETIREMENT INVESTMENT PLAN



        WHEREAS, Genencor International, Inc., a corporation organized under the laws of the State of Delaware, with its principal place of business at 4 Cambridge Place, 1870 Winton Road South, Rochester, New York 14618 (the "Employer"), established the Genencor International, Inc. Profit Sharing and Salary Savings Plan (the "Plan") for the benefit of its eligible employees, effective February 1, 1990; and

        WHEREAS, Genencor, Inc., a Delaware corporation which became a wholly-owned subsidiary of the Employer, established the Genencor, Inc. 401(k) Salary Reduction Plan (the "Genencor, Inc. Plan") for the benefit of its eligible employees, effective January 1, 1985, which was subsequently amended and restated into the Genencor, Inc. 401(k) Salary Savings Plan, effective January 1, 1988 and which was subsequently merged into the Plan, effective December 31, 1990 and which has been subsequently amended; and

        WHEREAS, the Employer wishes to amend and restate the Plan;

        NOW, THEREFORE, the Employer hereby renames the Plan the Genencor International, Inc. Employee Retirement Investment Plan and adopts this document as an amendment and restatement of the Plan, effective January 1, 1995, to read in its entirety as follows, below:


                                    ARTICLE 1
                               PRELIMINARY MATTERS


        1.1 The Plan has been established to provide retirement, disability and ancillary benefits for eligible employees. Except as provided in this Article, the corpus and income of the Fund shall be used for the exclusive purposes of providing benefits to Participants and their beneficiaries and defraying reasonable expenses of administering the Plan.

        1.2 Except as provided in this Section and Article 5, all Employer contributions to the Plan shall be irrevocable.

                (a) If the Employer determines that any of the events described in this Section have occurred, it shall instruct the Committee to advise the Trustee and the following provisions shall apply:

                        (i) if all or part of an Employer contribution is made as a result of a good faith mistake of fact, an amount equal to the excess of the amount contributed over the amount which would have been contributed had there not occurred a mistake of fact shall be returned to the Employer within one year after it was paid to the Trustee;

                        (ii) Employer contributions shall be conditioned on their being deductible under Section 404 of the Internal Revenue Code of 1986, as amended (the "Code"), and, where an Employer contribution is made as a result of a good faith mistake in determining its deductibility and deduction thereof is disallowed by the Internal Revenue Service, an amount equal to the excess of the amount contributed over the amount which would have been contributed had there not occurred a mistake in determining the deduction shall be returned to the Employer within one year after the disallowance becomes final.

                (b) In determining the amount to be returned to the Employer pursuant to this Section the following rules shall apply:

                        (i) earnings attributable to the excess Employer contribution shall not be returned to the Employer;

                        (ii) losses attributable to the excess Employer contribution shall reduce the amount to be returned to the Employer; and

                        (iii) if the withdrawal of the amount attributable to the mistaken Employer contribution would cause the total balance in the Accounts of any Participant to be reduced to less than the total balance which would have been in his Accounts had the mistaken amount not been contributed, then the amount returned to the Employer shall be limited so as to avoid such reduction.

        1.3 This Plan is intended to qualify as a profit-sharing plan, as that term is defined for purposes of Section 401(a)(27) of the Code. Further, the Plan includes a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

                                    ARTICLE 2
                                   DEFINITIONS

        2.1 The following terms as used in this instrument have the meanings indicated unless the context clearly indicates otherwise:

                (a) "Account" means an account set up for a Participant under
Article 5, showing his interest in the Fund attributable to contributions to the Fund under Article 4.

                (b) "Adjustment Factor" means the cost of living adjustment factor prescribed by the Secretary of the Treasury under Code Section 415(d), as applied to such items and in such manner as the Secretary shall provide.

                (c) "Affiliate" means:

                        (i) any employer which, with the Employer, is a member of:

                                (1) a group of corporations, trades or
                businesses under common control within the meaning of Sections 414(b) or 414(c) of the Code, or

                                (2) an affiliated service group within the
                meaning of Section 414(m) of the Code, and

                        (ii) any other entity required to be aggregated with the Employer pursuant to regulations under Section 414(o) of the Code.

                (d) "Applicable Election Period" means, in the case of an election to waive the spousal death benefit provided in Section 7.5, the period beginning when a person becomes a Participant and ending on the date of his death.

                (e) "Benefit Starting Date" means the first day on which all events have occurred which entitle the Participant to receive benefits under the Plan.

                (f) "Board" means the Board of Directors of Genencor International, Inc.

                (g) "Break in Service" means, with respect to any person, any Plan Year in which:

                        (i) as of the last day of the Plan Year, he has separated from service as an Employee and has failed to complete more than 500 Hours of Service during that Plan Year, or

                        (ii) in the case of a person who has incurred a Break in Service under paragraph (i), above, each subsequent Plan Year until a subsequent Plan Year in which he completes more than 500 Hours of Service.

The following types of absences (through the period specified) shall not cause a Break in Service:

                        (i) an absence to engage in active military or similar service where, and during the period that, the person's right to reemployment is determined by a law in the nature of the Selective Service Act; or

                        (ii) an absence due to pregnancy of the person, birth of a child of the person, placement of a child with the person in connection with the adoption of the child by the person, or caring for the child beginning immediately following such birth or placement, not exceeding the period ending on the last day of the Plan Year following the Plan Year in which the absence began.

                (h) "Committee" means the Retirement Committee appointed by the Board to administer the Plan.

                (i) "Compensation" means the sum of the remuneration subject to withholding of United States income tax paid by the Employer to an Employee during the relevant Plan Year, as follows:

                        (i) amounts received for the performance of duties in the form of:

                                (1)     wages and salaries;

                                (2) overtime pay, shift differential pay, incentive premiums and other premiums for the performance of duties;

                                (3)     holiday allowances and premiums;

                                (4)     commissions and sales bonuses;

                                (5) Genencor International, Inc. Variable Pay Plan payments;

                                (6)     Cedar Rapids Continuous Improvement
                                        Bonus payments;

                        (ii) amounts received for periods during which no duties were performed because of an authorized absence, provided that such amounts would otherwise be described in paragraph (i), above;

                        (iii) amounts which would have been paid to the Employee but which instead are contributed by the Employer to an employee benefit plan pursuant to a salary reduction agreement and which are not includible in the gross income of the Employee under Sections 125, 402(a)(8), 402(h), or 403(b) of the Code.

        Notwithstanding anything in this Section to the contrary, Compensation shall not include reimbursements or other expense allowances (e.g., travel reimbursements, special expense reimbursements), fringe benefits (e.g., life insurance premiums) except as provided in paragraph (iii) above, payments related to educational expenses, awards (e.g., cash, merchandise or miscellaneous recognition or suggestion awards), tax allowance adjustments, payments related to relocation (e.g., moving expenses, relocation allowances, temporary living allowances), expatriate special payments (e.g., goods and services allowances, housing allowances, tax allowances), special miscellaneous individual bonuses (e.g., completion bonuses), Genencor International, Inc. Employees' Profit Plan payments, Genencor International, Inc. Equity Value Plan payments, or other extra remuneration.

        Notwithstanding anything in this Section to the contrary, Compensation shall not take into account annual remuneration in excess of the dollar amount set forth in Section 401(a)(17) of the Code (or such other amount as is determined by the Secretary of the Treasury pursuant to Section 401(a)(17) of the Code). In the case of 5 percent owners (as defined under Code Section 416(i)(1)) of the Employer and of highly compensated employees (as defined under Code Section 414(q)(1)) of the Employer, the Compensation of such persons shall be determined under the rules of Code Section 414(q)(6), except that in applying such rules the term "family" shall include only the spouse of the Employee and any lineal descendents of the Employee who have not attained age nineteen (19) before the close of the Plan Year.

        In addition to other applicable limitations set forth in the Plan, and notwithstanding any other provision of the Plan to the contrary, for Plan Years beginning on or after January 1, 1994, the annual Compensation of each employee taken into account under the Plan shall not exceed the OBRA `93 annual compensation limit. The OBRA `93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Internal

Revenue Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (determination period) beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA `93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

        For Plan Years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Section 401(a)(17) of the Code shall mean the OBRA `93 annual compensation limit set forth in this provision.

        If Compensation for any prior determination period is taken into account in determining an employee's benefits accruing in the current Plan Year, the Compensation for that prior determination period is subject to the OBRA `93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first day of the first Plan Year beginning on or after January 1, 1994, the OBRA `93 annual compensation limit is $150,000.

                (j) "Contribution Period" means each regular payroll period.

                (k) "Designated Investment Company" means a regulated investment company registered under the Investment Company Act of 1940.

                (l) "Disability" means a physical or mental condition of a person resulting from bodily injury, disease, or mental disorder which renders the person eligible to receive benefits under the Genencor International, Inc. Long Term Disability Plan.

                (m) "Early Retirement Date" means the day on which a Participant has both attained age 55 and completed at least three Years of Service.

                (n) "Effective Date," with respect to the Employer, means February 1, 1990, and, with respect to any other employer that adopts the Plan, means the date set forth in Appendix A opposite that employer's name.

                (o) "Eligible Employee" means any United States-based Employee, but excluding:

                        (i) any employee of any Affiliate, unless the Affiliate has formally adopted the Plan,

                        (ii) any foreign national on short-term (three years or less) assignment in the United States whose service while in the United States is expected to be credited toward benefit accrual under a pension program in his home country,

                        (iii) any Employee who is included in a unit of employees covered by a collective bargaining agreement with the Employer or an Affiliate under which retirement benefits were the subject of good-faith bargaining,

                        (iv) any person who is designated a student intern, summer or project employee, and

                        (v) any person who would be considered an Employee solely by virtue of his status as a Leased Employee.

                (p) "Employee" means any person employed by the Employer or an Affiliate, including a Leased Employee.

                (q) "Employer Contribution Account" means an Account established for a Participant and showing his interest in the Fund attributable to Employer contributions pursuant to Section 4.1(c).

                (r) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                (s) "Family Member" means an Employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

                (t) "Fund" means such total sums of money and/or other property as are from time to time held by the Trustee under the Plan and any earnings and appreciation that may accrue thereon from time to time, less any depreciation thereof and the expenses and distributions paid therefrom.

                (u) "Highly Compensated Employee" means highly compensated active Employees and highly compensated former Employees. A "highly compensated active Employee" includes any Employee who performs services for the Employer during the "Determination Year" and who, during the "Look-Back Year":

                        (i) received Compensation from the Employer in excess of $75,000 (multiplied by the Adjustment Factor);

                        (ii) received Compensation from the Employer in excess of $50,000 (multiplied by the Adjustment Factor) and was a member of the top-paid group for such year; or

                        (iii) was an officer of the Employer and received Compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Section 415(b)(1)(A) of the Code.\

The term Highly Compensated Employee also includes:

                        (iv) Employees who are both described in the preceding sentence if the term "Determination Year" is substituted for the term "Look-Back Year" and the Employee is one of the one hundred (100) Employees who received the most Compensation from the Employer during the Determination Year; and

                        (v) Employees who are five percent (5%) owners at any time during the Look-Back Year or Determination Year.

                        If no officer has satisfied the Compensation requirement of (iii) above during either a Determination Year or Look-Back Year, the highest paid officer for such year shall be treated as a Highly Compensated Employee.

                        For purposes of this Subsection, the "Determination Year" shall be the Plan Year. The "Look-Back Year" shall be the twelve-month period immediately preceding the Determination Year.

                        A "highly compensated former Employee" includes any Employee who separated from service (or was deemed to have separated) prior to the Determination Year, and was a highly compensated active Employee for either the separation year or any Determination Year ending on or after the Employee's fifty-fifth birthday.

                        In lieu of the above, the Employer may elect to determine whether an Employee is a Highly Compensated Employee for a Plan Year by substituting "$50,000" for "$75,000" in Section (i) above and not applying Section (ii). However, in order for this special rule to apply, the Employer must have maintained at all times during the applicable Plan Year significant business activities (and employed Employees) in at least two (2) significantly separate geographic areas, and satisfy such other conditions as may be prescribed by the Secretary of the Treasury.

                        The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group, the top one hundred (100) Employees, the number of Employees treated as officers and the Compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

                (v) "Hour of Service" means an hour for which a person is directly or indirectly paid or is entitled to be paid by the Employer or an Affiliate, (i) for the performance of duties for the Employer or Affiliate during the applicable computation period, or (ii) on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated), due to vacations, holidays, sickness, incapacity (including disability), lay-off, jury duty, military duty, leave of absence, and similar periods. An Hour of Service includes an hour for which back pay, irrespective of mitigation of damages, is awarded or agreed to by the Employer or such Affiliate with such Hours being credited to the computation period or periods to which such agreement or award pertains. A person who is not paid on an hourly basis and for whom hourly records of service are not maintained will be credited with Hours of Service at the rate of forty-five hours per work week for any work week during which he completes at least one Hour of Service.

                        Hours of Service shall be credited to a Leased Employee (defined for this purpose without regard to whether he has performed services on a substantially full-time basis for a period of at least one year) to the extent required under Section 414(n) of the Code.

                        Notwithstanding the above provisions of this Subsection, in determining whether, or the extent to which, a person shall be credited with Hours of Service for periods during which no duties are performed, the following limitations shall apply:

                        (i) A person shall be credited with no more than 501 Hours of Service with respect to any single continuous period during which he performs no duties.

                        (ii) No Hours of Service shall be credited with respect to any payment which is made or due under a plan maintained solely for the purpose of complying with applicable workmen's compensation, unemployment compensation or disability insurance laws.

                        (iii) No Hours of Service shall be credited with respect to any payment which solely reimburses a person for medical or medically related expenses incurred by him.

                        (iv) To avoid double credit, a person shall be credited with a number of Hours of Service that is no greater than the number of hours regularly scheduled for the performance of duties during such period.

                        In addition, the provisions of Sections 2530.200b-2(b) and (c) of the regulations of the United States Department of Labor are incorporated herein by reference for the purposes of computing the Hours of Service to be credited for reasons other than the performance of duties and determining the applicable computation periods to which Hours of Service are credited.

                (w) "Investment Fund" means a segregated portion of the Fund invested pursuant to Section 5.2.

                (x) "Leased Employee" means a person (other than a common law employee of the Employer or an Affiliate) who pursuant to an agreement between the Employer or an Affiliate and any other person has performed services for the Employer, its Affiliates or related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis (as defined for purposes of Section 414(n) of the Code) for a period of at least one year, where such services are of a type historically performed by employees in the business field of the recipient employer.

                (y) "Matching Account" means an Account established for a Participant and showing his interest in the Fund attributable to Matching Contributions.

                (z) "Matching Contributions" means the contributions made by the Employer to the Plan pursuant to Section 4.1(b).

                (aa) "Nonhighly Compensated Employee" means an Employee of the Employer who is neither a Highly Compensated Employee nor a Family Member of a Highly Compensated Employee.

                (ab) "Normal Retirement Date" means the later of (i) the date on which a Participant attains age sixty-five (65), or (ii) the three-year anniversary of the date on which he became a Participant.

                (ac) "Participant" means:

                        (i) any Eligible Employee who meets the participation requirements of Article 3, and

                        (ii) any person who was formerly an Eligible Employee and who continues to have an accrued benefit under the Plan.

                (ad) "Plan Year" means each twelve-consecutive month period ending December 31.

                (ae) "Restatement Date" means January 1, 1995.

                (af) "Rollover Account" means an account established to show a Participant's interest in the Fund attributable to his rollover contributions to the Plan, if any.

                (ag) "Savings Account" means an Account established for a Participant and showing his interest in the Fund attributable to Savings Contributions.

                (ah) "Savings Contributions" means the contributions made by the Employer to the Plan pursuant to Section 4.1(a).

                (ai) "Trustee" means the trustee or trustees holding the assets of the Fund under the terms of the trust agreement entered into between the Employer and the Trustee.

                (aj) "Valuation Date" means each day.

                (ak) "Year of Service" means a twelve-consecutive month period during which a person completes at least 1,000 Hours of Service.

        2.2 As used in this Plan, the masculine shall include the feminine and the singular shall include the plural, and vice versa, unless the context clearly indicates the contrary.


                                    ARTICLE 3
                                  PARTICIPATION

        3.1 A person shall become a Participant on the first day on which he is an Eligible Employee.

        3.2 A person who ceases to be an Eligible Employee after becoming a Participant shall immediately become eligible to accrue further benefits as a Participant on the date he becomes an Eligible Employee again.


                                    ARTICLE 4
                                  CONTRIBUTIONS

        4.1 Subject to the limitations of Article 5, for each Plan Year the Employer shall contribute the following amounts to the Fund:

                (a) For the purpose of crediting the Savings Account of each Participant, such whole percentage, up to fifteen percent (15%) of his Compensation per payroll period, as the Participant may elect to defer and have contributed to the Fund, provided that the total Savings Contributions made on behalf of any Participant for a Plan Year shall not exceed the annual dollar amount determined by the Secretary of the Treasury under Section 402(g) of the Code and regulations thereunder. Such an election by a Participant and contribution by the Employer shall be made pursuant to a written deferral agreement between the Participant and the Employer, in such form as the Committee may prescribe. A deferral agreement may be made, amended or terminated only prospectively at such times and in such manner as the Committee may prescribe in accordance with the terms of the Plan; provided, however, that at any time the Employer may (i) terminate its deferral agreements with all Participants, or amend its deferral agreements with all Participants on a uniform and nondiscriminatory basis, and (ii) terminate or amend its deferral agreement with any particular Participant, if it determines that such termination or amendment is necessary to satisfy the annual dollar limitation described above or any of the limitations of Article 5. During the last calendar month of any Plan Year, subject to all other limitations of the Plan, a Participant who has deferred less than fifteen percent (15%) of his Compensation for the entire Plan Year may, after submitting a written election to do so to the Committee prior to the beginning of the month, defer more than fifteen percent (15%) of his Compensation for each payroll period in that month, provided that he may thereby defer no more than fifteen percent (15%) of his Compensation for the entire Plan Year.

                (b) Effective July 1, 1996, for the purpose of crediting the Matching Account of each Participant who is an Employee on the last day of any calendar quarter, Matching Contributions shall be made by the Employer equal to one hundred percent (100%) of the Savings Contributions made on behalf of the Participant for that calendar quarter (or as such Savings Contributions have accumulated to the end of that calendar quarter) to the extent such cumulative Savings Contributions do not exceed two percent (2%) of his Compensation for the Plan Year, plus Matching Contributions shall be made by the Employer equal to fifty percent (50%) of the Savings Contributions made on behalf of the Participant for the calendar quarter (or as such Savings Contributions have accumulated to the end of that calendar quarter) to the extent such cumulative Savings Contributions exceed two percent (2%) of his Compensation for the Plan Year but do not exceed four percent (4%) of his Compensation for the Plan Year. Notwithstanding the preceding sentence, Matching Contributions on behalf of any Participant shall not exceed one hundred percent (100%) of the Savings Contributions made on behalf of the participant for the Plan Year to the extent such Savings Contributions do not exceed two percent (2%) of his Compensation for the Plan Year, plus Matching Contributions equal to fifty percent (50%) of the Savings Contributions made on behalf of the Participant for the Plan Year to the extent such Savings Contributions exceed two percent (2%) of his Compensation for the Plan Year but do not exceed four percent (4%) of his Compensation for the Plan Year. Following the end of the Plan Year, an adjusting contribution shall be made by the Employer to the Matching Accounts of each Participant who is an Employee on the last day of the Plan Year and who is entitled during the Plan year to Matching Contributions to bring the total Matching Contributions on behalf of such Participant for the Plan Year up to the limits expressed in the preceding sentence.

                (c) For the purpose of crediting the Employer Contribution Account of each Participant who is an Eligible Employee on the last day of the Plan Year and who has completed at least 1,000 Hours of Service during the Plan Year, three percent (3%) of the Compensation for the Plan Year of all Participants eligible to share in the allocation of such contributions.

        Notwithstanding the above provisions of this Section, to the extent that any forfeitures from Participant Accounts are declared under Article 7, below, and are not used to pay Plan expenses for the Plan Year pursuant to such Article, such forfeitures shall be used to offset the Employer contributions otherwise required for that Plan Year under Section 4.1(b), above, and, if any forfeitures remain unallocated after such offset, shall be used to offset the Employer contributions otherwise required for that Plan Year under Section 4.1(c), above. If any forfeitures remain unallocated after both such offsets, such remainder shall be allocated on the same basis as if they were Employer contributions made for that Plan Year under Section 4.1(c), above.

        4.2 A Participant may enter into a written deferral agreement with the Employer effective as of the first day of any Contribution Period, provided he files such agreement with the Committee prior to such date. A Participant may change the amount of Savings Contributions made on his behalf effective as of the first day of any Contribution Period by filing a new written deferral agreement prior to such date. A Participant may terminate his deferral agreement and cease Savings Contributions on his behalf effective as of the first day of any payroll period, provided he files a notice of termination with the Committee prior to such date. Notwithstanding anything in the Plan to the contrary, a deferral election shall be valid only while the electing Participant is an Eligible Employee and shall not relate to Compensation earned or services performed while he is not an Eligible Employee.

        4.3 Savings Contributions shall be paid to the Trustee by the Employer and credited to the appropriate Savings Accounts as soon as practicable, but not later than the fifteenth business day of the calendar month following the month in which the Participant would have been paid the amount of such Savings Contribution if he had not elected to defer and have it contributed to the Fund (or such earlier date as may be required by applicable law). All other Employer contributions for a Plan Year shall be paid to the Trustee by the Employer in a single payment or in installments no later than the last day prescribed by law for filing the Employer's United States Corporation Income Tax Return for the Employer's taxable year within which the Plan Year ends (including extensions thereof).

        4.4 All Employer contributions shall be irrevocable, except as provided in Article 1, but shall be subject to the limitations of Article 5.

        4.5 The Employer's records shall be determinative on all matters relating to contributions.

        4.6 Under the conditions described in this Section, an Eligible Employee may make a rollover contribution to the Fund of:

                (a) all or part of a distribution which he has received from another employee benefit trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code,

                (b) all or part of a distribution which he has received from a qualified employee annuity plan described in Section 403(a)(1) of the Code and which meets the requirements of Section 404(a)(2) of the Code, or

                (c) a direct transfer of an amount that would constitute an eligible rollover distribution (within the meaning of Section 402(f)(2)(A) of the Code) from another qualified trust, to the extent permitted under Section 401(a)(31) of the Code and regulations thereunder.

                Any rollover contribution to the Fund must meet the requirements of Section 401(a)(31), Section 402(a)(5), or Section 403(a)(4) of the Code (including the requirement, other than with respect to direct transfers under Subsection (c), above, that the rollover contribution be made no later than 60 days after the day on which the Participant received the payment or distribution from the other plan or account), and can only be made with the written consent of the Committee and Trustee. The Committee or the Trustee may require the Participant to furnish any relevant information and to make any reasonable representations concerning the distribution from the prior plan or account before deciding whether to accept a rollover contribution from him. A rollover contribution shall be credited to a separate Rollover Account in the name of the Participant.

                                    ARTICLE 5
                             CREDITS TO PARTICIPANTS

        5.1 The Committee shall keep separate Accounts in the name of each Participant. It may delegate this responsibility to an agent. Each Participant may have a Savings Account, a Matching Account, an Employer Contribution Account, and a Rollover Account. If a Participant who has incurred five consecutive Breaks in Service resumes service as an Employee and is less than fully vested in any Account, the portions of such Account attributable to service before and after the Breaks shall be accounted for separately until he is fully vested in the entire Account.

        5.2 (a) The Employer may designate, in its discretion, two or more Investment Funds each of which shall be a segregated fund maintained by the Trustee and invested in one of the following:

                        (i) shares of a Designated Investment Company,

                        (ii) a pooled investment fund or group, or collective trust, maintained by an insurance company, bank or trust company supervised by a state or federal agency which has been determined by the Internal Revenue Service to be a qualified trust or fund exempt from federal income tax under Section 501(a) of the Code and which has been established to permit separate pension and profit sharing trusts qualified under Section 401(a) of the Code to pool some or all of their funds for investment purposes, or

                        (iii) one or more investment contracts between the Trustee and an insurance company which contract guarantees preservation of capital and fixed income and satisfies any requirements of the Code and other applicable law to be a permissible investment for pension and profit sharing trusts qualified under Section 401(a) of the Code.

                The Employer may in its discretion increase or decrease the number of Investment Funds or change the Investment Funds, provided, however, that at least one Investment Fund shall have as its objective to maintain the stability of capital and, consistent therewith, to maintain liquidity of capital and provide current income, and shall invest in such fixed income investments as United States Treasury bills, notes and bonds, obligations of agencies and instrumentalities of the United States Government, certificates of deposit, finance company and corporate commercial paper, bankers' acceptances, repurchase agreements and corporate obligations or shall invest in contracts with major insurance companies or banks which guarantee fixed rates of interest for specified periods (the "Money Fund").

                (b) A Participant may direct that the amount in his Accounts, and the contributions credited to his Accounts, be invested in an Investment Fund, and may change the amount in his Accounts invested in an Investment Fund, at such times and in such manner and proportions as is permitted by the Committee. If a Participant fails to direct the investment of any of his Accounts, such Accounts shall be automatically invested in the Money Fund until the Participant directs that the Accounts be invested in a different Investment Fund. The Employer and Trustee may adopt procedures permitting Participants to convey their investment instructions directly to the appropriate insurance company, bank, trust company or a transfer agent for a Designated Investment Company, as the case may be.

                (c) If the Employer designates as an Investment Fund a Designated Investment Company, the portion of all Participants' Accounts invested in such Designated Investment Company may be held in a single account maintained by the Designated Investment Company in the name of the Trustee, or, in the discretion of the Committee, the portion of each Account directed for investment in the Designated Investment Company may be held in a separate account maintained by the Designated Investment Company in the name of the Trustee. In either case, all shares of the Designated Investment Company shall be registered in the name of the Trustee, but the Trustee need not require issuance of certificates for the shares.

                (d) Subject to Subsection (e) below, as of each Valuation Date, each Account shall be charged or credited as appropriate with the earnings, expenses, gains and losses of each Investment Fund in the proportion that the individual Account balance held in that Investment Fund bears to the aggregate of all Account balances held in that Investment Fund on such Valuation Date. Any other expenses of the Fund not paid directly by the Employer shall be paid from the Fund and charged to each Account in the same manner. Within ninety (90) days after the last Valuation Date in each Plan Year, the Trustee shall deliver to the Committee a detailed accounting of the administration of the Fund during the period since the date of the previous accounting, including an inventory of the assets of the Fund at their fair market value as of the Valuation Date.

                (e) Notwithstanding Subsection (d) above, if the portion of each Account directed for investment in shares of a Designated Investment Company or an investment contract with an insurance company is held in a separate account maintained by the Designated Investment Company or insurance company, each such account shall be valued and charged or credited, as appropriate, with earnings, expenses, gains and losses in accordance with the procedures of the Designated Investment Company or insurance company.

        5.3 Following the revaluation of Accounts at the end of the Plan Year, the Employer's contributions (or offsetting forfeitures, if any, as appropriate) for the Plan Year made pursuant to Sections 4.1(a), (b), and (c) and not yet allocated shall be allocated to the Accounts of the Participants on whose behalf they were made. All Compensation paid to a Participant eligible to receive contributions during a Plan Year shall be taken into account for purposes of determining contributions and allocations, even if for some portion of the Plan Year he is not a Participant or is not an Eligible Employee.

        5.4 Notwithstanding anything in the Plan to the contrary, the amounts credited to any person's Accounts under the Plan shall not exceed the limitations set forth in this Section.

                (a) The annual addition credited to any person's Accounts as of any date within a Limitation Year may not exceed the lesser of:

                        (i) $30,000 (or, if greater, one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Limitation Year), or

                        (ii) 25% of the person's compensation for that Limitation Year.

        However, the limitation described in Subsection (a)(ii), above, shall not apply to:

                                (1) any contribution for medical benefits
                (within the meaning of Section 419A(f)(2) of the Code) after separation from service which is required to be treated as an annual addition under Section 419A(d)(2) of the Code, or

                                (2) any contribution allocated to any individual
                medical account which is required to be treated as an annual addition under Section 415(l)(1) of the Code.

                For purposes of applying the limitations of this Section, the annual addition under this Plan and all other defined contribution plans of the Employer and/or any Affiliate shall be aggregated, and all such plans shall be considered a single defined contribution plan.

                (b) "Annual addition" means the sum of:

                        (i) Employer contributions made on behalf of the person with respect to the Limitation Year,

                        (ii) forfeitures from the accounts of others allocated to the person with respect to the Limitation Year,

                        (iii) Employee contributions made by the person during the Limitation Year, without regard to any rollover contributions (as defined in Sections 402(a)(5), 403(a)(4) and 408(d)(3) of the Code) and without regard to Employee contributions to a simplified employee pension excludable from gross income under Section 408(k)(6) of the Code, and

                        (iv) amounts allocated with respect to the Limitation Year to an individual medical account, as defined in Section 415(l)(2) of the Code, which is part of a pension or annuity plan maintained by the Employer and/or any Affiliate, and amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated with respect to the Limitation Year to the separate account of a key employee (as defined in Section 419A(d)(3) of the Code) under a welfare benefit fund (as defined in Section 419(e) of the Code) maintained by the Employer or an Affiliate.

                Excess Savings Contributions made by a Participant and distributed pursuant to Subsection (i) shall not be treated as part of the Participant's annual addition.

                (c) The word "compensation" as used in this Section means all amounts paid or made available to the person from the Employer and/or any Affiliate within the Limitation Year and included as compensation in regulations under Section 415 of the Code for purposes of applying the limitations of that Section of the Code, without regard to how the word "compensation" may be defined for purposes of other provisions of the Plan. However, the Board may elect, in a written resolution, to use compensation accrued within a Limitation Year for purposes of this Section, instead of compensation paid or made available, if the same election is made by the Employer and each Affiliate with respect to all plans subject to the limitations of Section 415 of the Code.

                (d) "Limitation Year" means the Plan Year unless the Board adopts a written resolution specifying a different one-year period.

                (e) If a person is a participant in one or more defined contribution plans of the Employer and/or any Affiliate and one or more defined benefit plans of the Employer and/or any Affiliate, the sum of the defined contribution plan fraction and the defined benefit plan fraction for such person shall not exceed 1.0.

                For purposes of applying the limitations of this Section and computing the defined contribution plan fraction and the defined benefit plan fraction, all defined contribution plans (whether or not terminated) of the Employer and/or any Affiliate shall be considered a single defined contribution plan, and all defined benefit plans (whether or not terminated) of the Employer and/or any Affiliate shall be considered a single defined benefit plan.

                (f) The defined benefit plan fraction for any Limitation Year is a fraction:

                        (i) the numerator of which is the projected annual benefit of the person under the plan (determined as of the close of that Limitation Year), and

                        (ii) the denominator of which is the lesser of:

                                (1) the product of 1.25 multiplied by the dollar
                limitation in effect under Section 415(b)(1)(A) of the Code for that Limitation Year, or

                                (2) the product of 1.4 multiplied by the amount
                which may be taken into account under Section 415(b)(1)(B) of the Code with respect to the person under the Plan for that Limitation Year.

                Notwithstanding anything in the Plan to the contrary, if a person was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer and/or any Affiliate, which plans were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the projected annual benefits under such plans which the participant had accrued as of the close of the last Limitation Year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the plans after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code Section 415 for all Limitation Years beginning before January 1, 1987.

                (g) The defined contribution plan fraction for any Limitation Year is a fraction:

                        (i) the numerator of which is the sum of the annual additions to the person's Accounts as of the close of the Limitation Year, and

                        (ii) the denominator of which is the sum of the lesser of the following amounts determined for that Limitation Year and each prior Year of Service with the Employer and/or any Affiliate:

                                (1) the product of 1.25 multiplied by the dollar
                limitation in effect under Section 415(c)(1)(A) of the Code for that Limitation Year (determined without regard to Section 415(c)(6) of the Code), or

                                (2) the product of 1.4 multiplied by the amount
                which may be taken into account under Section 415(c)(1)(B) of the Code (or Code Section 415(c)(7), if applicable) with respect to the person for that Limitation Year.

                However, at the election of the Employer the amount taken into account for the denominator of the defined contribution plan fraction for each person and for all Limitation Years ending before January 1, 1983, shall be an amount equal to the product of the amount of the denominator of the defined contribution plan fraction determined above (as in effect for the Limitation Year ending in 1982), multiplied by the transition fraction.

                (h) The "transition fraction" is a fraction -

                        (i) the numerator of which is the lesser of:

                                (1) $51,875, or

                                (2) 1.4 multiplied by 25% of the person's
                compensation for the Limitation Year ending in 1981, and

                        (ii) the denominator of which is the lesser of:

                                (1) $41,500, or

                                (2) 25% of the person's compensation for the
                Limitation Year ending in 1981.

                Further, and notwithstanding anything in the Plan to the contrary, if a person was a participant as of the first day of the first Limitation Year beginning after December 31, 1986 in one or more defined contribution plans maintained by the Employer and/or any Affiliate, which plans were in existence on May 6, 1986, the numerator of this fraction will be adjusted if the sum of this fraction and the defined benefit fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0 times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the plans made after May 6, 1986, but using the Code Section 415 limitation applicable to the first Limitation Year beginning on or after January 1, 1987.

                For purposes of the calculations of this Section, the annual addition for any Limitation Year beginning before January 1, 1987 shall not be recomputed to treat all employee contributions as annual additions.

                (i) If the limitations of this Section would be exceeded with respect to any person for any Limitation Year solely as a result of the annual addition which would be credited to the person's Accounts under this Plan (without regard to this Section), adjustments shall be made to reduce the annual addition to his Accounts for such Limitation Year so as to eliminate such excess. Such adjustments shall be made by allocating and reallocating such excess annual addition to the Accounts of other Participants in the Plan. However, if the allocation or reallocation of the excess amounts pursuant to this Section causes the limitations of this Section to be exceeded with respect to each Participant for the Limitation Year, then amounts which cannot be allocated without exceeding the limitations of this Section shall be held unallocated in a suspense account. If a suspense account is in existence at any time during a Limitation Year, other than the Limitation Year described in the preceding sentence, all amounts in the suspense account shall be allocated and reallocated to Participants' Accounts (subject to the limitations of this Section) before any Employer contributions which would constitute annual additions may be made to the Plan for the Limitation Year.

                If the limitations of this Section would be exceeded for any person for any Limitation Year because of the combined annual addition and/or benefit under this Plan and one or more other plans of the Employer and/or an Affiliate (without regard to this Section), adjustments shall be made to reduce such annual addition and/or benefit so as to eliminate such excess. Such adjustments shall be subject to any written agreement between the Committee and the person or persons empowered to sign such an agreement on behalf of the other plan(s), and shall be made in accordance with the method or methods of adjustment specified in this Plan or such other plan(s) and the regulations under Section 415 of the Code permitting such adjustments.

                If at any time during the Limitation Year, a suspense account is in existence pursuant to this Section, investment gains and losses and other income shall be allocated to the suspense account, and the entire amount allocated to the Participants from such suspense account shall be considered an annual addition. Upon termination of the Plan, unallocated amounts in the suspense account shall, notwithstanding any other provision of this Plan, revert to the Employer.

                Notwithstanding the above provisions of this Section, if the limitations of this Section would be exceeded as a result of a reasonable error in determining the amount of Savings Contributions that may be made with respect to a person under this Section (or under other facts and circumstances that the Commissioner of the Internal Revenue Service finds justify the return of such contributions to correct such excess) the Savings Contributions (together with income attributable to such contributions) shall be distributed to such person to the extent the distribution reduces the annual addition to eliminate such excess. Any amount so distributed shall be disregarded for purposes of calculating such person's "Actual Deferral Percentage" (as defined in the following Section).

                All adjustments made pursuant to this Section shall be made in a nondiscriminatory manner.

                (j) This Section shall be interpreted and applied in a manner consistent with the applicable provisions of Section 415 of the Code and the regulations thereunder, the terms of which are specifically incorporated herein by reference, including, but not limited to, the computation of all contributions and benefits made by, on behalf of, or provided for a person. If any provision of this Plan, including this Section, is inconsistent with Section 415 of the Code and such regulations, the provisions of Section 415 of the Code and the regulations shall control.

        5.5 In addition to all the other limitations under the Plan, the contributions credited to Participants' Accounts for each Plan Year shall satisfy the requirements of this Section. For Plan Years beginning after December 31, 1991, if employees included in a unit of employees covered by a collective bargaining agreement between employee representatives and the Employer participate in this Plan with other employees, then the requirements of this Section shall be applied separately to each group of employees included in each separate unit, and to the remaining employees who are not included in any such unit.

                (a) Subject to Subsection (c), below, the Actual Deferral Percentage of the Eligible Highly Compensated Employees shall satisfy one of the following tests:

                        (i) the Actual Deferral Percentage of the Eligible Highly Compensated Employees shall not be more than the Actual Deferral Percentage of the Eligible Non-Highly Compensated Employees multiplied by 1.25; or

                        (ii) the excess of the Actual Deferral Percentage of the Eligible Highly Compensated Employees over the Actual Deferral Percentage of the Eligible Non-Highly Compensated Employees shall not be more than two percentage points, and the Actual Deferral Percentage of the Eligible Highly Compensated Employees shall not be more than the Actual Deferral Percentage of the Eligible Non-Highly Compensated Employees multiplied by 2.0.

                (b) Subject to Subsection (c), below, the Actual Contribution Percentage of the Eligible Highly Compensated Employees shall satisfy one of the following tests.

                        (i) the Actual Contribution Percentage of the Eligible Highly Compensated Employees shall not be more than the Actual Contribution Percentage of the Eligible Non-Highly Compensated Employees multiplied by 1.25; or

                        (ii) the excess of the Actual Contribution Percentage of the Eligible Highly Compensated Employees over the Actual Contribution Percentage of the Eligible Non-Highly Compensated Employees shall not be more than two percentage points, and the Actual Contribution Percentage of the Eligible Highly Compensated Employees shall not be more than the Actual Contribution Percentage of the Eligible Non-Highly Compensated Employees multiplied by 2.0.

                (c) The sum of the Actual Deferral Percentage and the Actual Contribution Percentage of the Eligible Highly Compensated Employees shall not exceed the Aggregate Limit. The Aggregate Limit is equal to the sum of:

                        (i) 125% of the greater of (1) the Actual Deferral Percentage of the Eligible Non-Highly Compensated Employees, or (2) the Actual Contribution Percentage of the Eligible Non-Highly Compensated Employees; and

                        (ii) 2.0 plus the lesser of (1) or (2) in Subsection
        (c)(i) above. In no event, however, shall this amount exceed 200% of the lesser of (1) or (2) in Subsection (c)(i) above.

                The Aggregate Limit shall be calculated by substituting "lesser" for "greater" in Subsection (c)(i) above, and by substituting "greater" for "lesser" in Subsection (c)(ii) above, if this would result in a larger Aggregate Limit.

                The Actual Deferral Percentage and the Actual Contribution Percentage of the Eligible Highly Compensated Employees shall be determined after any distribution of Excess Savings Contributions and Excess Matching Contributions required under this Section without regard to this Subsection (c).

                (d) For purposes of this Section, the following terms have the meanings indicated below.

                        (i) "Eligible Highly Compensated Employee" and "Eligible Non-Highly Compensated Employee" mean any Highly Compensated Employee or Non-Highly Compensated Employee, respectively, who at any time during the Plan Year is a Participant and is eligible to be credited with the types of contributions taken into account in the calculation of the applicable percentage.

                        (ii) "Actual Deferral Percentage" for a group of Employees for a Plan Year means the average of the Actual Deferral Ratios calculated separately for each Employee in such group to the nearest one-hundredth of one percent (.01%).

                        (iii) "Actual Deferral Ratio" for an Employee is the ratio of the Savings Contributions (but excluding Savings Contributions that are taken into account for purposes of calculating such Employee's Actual Contribution Ratio, provided the Actual Deferral Percentage Test of Subsection (a) is satisfied both with and without exclusion of these Savings Contributions) credited to the Accounts of such Employee for the Plan Year, to the Employee's compensation (as defined in Section 414(s) of the Code) for the entire Plan Year. The determination of the Actual Deferral Ratio for an Eligible Highly Compensated Employee and his family members (as defined in Section 414(q)(6) of the Code) shall be determined pursuant to regulations issued under Section 401(k) of the Code.

                        (iv) "Actual Contribution Percentage" for a group of Employees for a Plan Year means the average of the Actual Contribution Ratios calculated separately for each Employee in such group to the nearest one-hundredth of one percent (.01%).

                        (v) "Actual Contribution Ratio" for an Employee is the ratio of the sum of the Matching Contributions, and, at the election of the Employer, Savings Contributions, or both (to the extent such Savings Contributions are not taken into account for purposes of calculating such Employee's Actual Deferral Ratio) credited to the Accounts of such Employee for the Plan Year to the Employee's compensation (as defined in Section 414(s) of the Code) for such entire Plan Year. The determination of the Actual Contribution Ratio for an Eligible Highly Compensated Employee and his family members (as defined in Section 414(q)(6) of the Code) shall be determined pursuant to regulations issued under Section 401(k) of the Code.

                        (vi) "Actual Contribution Ratio" for an Employee is the ratio of the Matching Contributions credited to the Accounts of such Employee for the Plan Year to the Employee's compensation (as defined in Section 414(s) of the Code) for such entire Plan Year. The determination of the Actual Contribution Ratio for an Eligible Highly Compensated Employee and his family members (as defined in Section 414(q)(6) of the Code) shall be determined pursuant to regulations issued under Section 401(k) of the Code.

                (e) If, for any Plan Year, the Actual Deferral Percentage of the Eligible Highly Compensated Employees would not satisfy one of the alternate tests in Subsection (a) above (without regard to this Subsection), then the Employer shall adjust the contributions credited to Participants' Accounts to satisfy one of the tests by reducing the Savings Contributions which would otherwise be credited to the Savings Accounts of Eligible Highly Compensated Employees by the amount of Savings Contributions in excess of the maximum amount which would satisfy one of the alternate tests in Subsection (a) above ("Excess Savings Contributions"). The amount of Excess Savings Contributions for an Eligible Highly Compensated Employee for a Plan Year shall be determined by the following method under which the Actual Deferral Ratio of the Eligible Highly Compensated Employee with the highest Actual Deferral Ratio is reduced to the extent required to:

                                (1) enable the arrangement to actually satisfy
                one of the tests in Subsection (a) above, or

                                (2) cause such Eligible Highly Compensated
                Employee's Actual Deferral Ratio to equal the Actual Deferral Ratio of the Eligible Highly Compensated Employee with the next highest Actual Deferral Ratio.

                This process shall be repeated until one of the tests described in Subsection (a), above is satisfied. In no case shall the amount of Excess Savings Contributions for a Plan Year with respect to any Eligible Highly Compensated Employee exceed the amount of Savings Contributions made on behalf of such Eligible Highly Compensated Employee for such Plan Year.

                To the extent Savings Contributions on behalf of any Participant are reduced under this Subsection, such Savings Contributions and the income allocable to such contributions shall be paid to the Participant no later than twelve months after the end of the Plan Year for which such Savings Contributions were made. Any amounts paid to a Participant under this Subsection shall be treated as compensation (and shall be subject to federal income and other tax withholding by the Employer on the same basis as other compensation paid to the Participant by the Employer) for the Participant's taxable year in which occurs the earliest dates such Savings Contributions would have been received by the Participant had he not elected to defer such Contributions or, if distributed more than two and one-half months after the Plan Year for which they were made, in the taxable year of the Participant in which distributed.

                (f) If, for any Plan Year, the Actual Contribution Percentage of the Eligible Highly Compensated Employees would not satisfy one of the alternate tests in Subsection (b) above (without regard to this Subsection), then the Employer shall adjust the contributions credited to Participants' Accounts to satisfy one of the tests by reducing the Matching Contributions which would otherwise be credited to the Matching Accounts of Eligible Highly Compensated Employees by the amount of Matching Contributions in excess of the amount which would satisfy one of the alternate tests in Subsection (b) above ("Excess Matching Contributions"). The amount of Excess Matching Contributions for an Eligible Highly Compensated Employee for a Plan Year shall be determined by the following method under which the Actual Contribution Ratio of the Eligible Highly Compensated Employee with the highest Actual Contribution Ratio is reduced to the extent required to:

                                (1) enable the arrangement to actually satisfy
                one of the tests in Subsection (b) above, or

                                (2) cause such Eligible Highly Compensated
                Employee's Actual Contribution Ratio to equal the Actual Contribution Ratio of the Eligible Highly Compensated Employee with the next highest Actual Contribution Ratio.

                This process shall be repeated until one of the tests described in Subsection (b) above is satisfied. In no case shall the amount of Excess Matching Contributions for a Plan Year with respect to any Eligible Highly Compensated Employee exceed the amount of Matching Contributions made on behalf of such Eligible Highly Compensated Employee for such Plan Year.

                To the extent nonvested Matching Contributions are reduced pursuant to this Section, such Matching Contributions and the income allocable to such contributions shall be forfeited at the end of the Plan Year for which such Matching Contributions were, or would have been, made and used by the Employer to satisfy its obligation to make Matching Contributions on behalf of other Participants.

                To the extent vested Matching Contributions are reduced under this Subsection, such Matching Contributions and the income allocable to such contributions shall be paid to the Participant no later than twelve months after the end of the Plan Year for which such Matching Contributions were made. Any amounts paid to a Participant under this Subsection shall be treated as compensation (and shall be subject to federal income and other tax withholding by the Employer on the same basis as other compensation paid to the Participant by the Employer) for the Participant's taxable year ending with or within the Plan Year for which the excess Matching Contributions were made or, if distributed more than two and one-half months after the end of such Plan Year, in the taxable year of the Participant in which distributed.

                (g) If, for any Plan Year, the contributions that would be credited to Participants' Accounts would not satisfy the limit in Subsection (c) (without regard to this Subsection), then the Employer shall adjust such contributions to satisfy such limit by reducing the Matching Contributions of Eligible Highly Compensated Employees, thereby reducing the Actual Contribution Percentage for Eligible Highly Compensated Employees, in the same manner described in Subsection (f) above.

                (h) If the Employer determines that the Savings Contributions to be credited to a Participant's Savings Account for any calendar year together with all other "elective deferrals" made by the Participant for the calendar year to any other plan maintained by the Employer or an Affiliate exceeds the applicable annual dollar limitation determined by the Secretary of the Treasury under Section 402(g) of the Code and regulations thereunder ("Excess Savings Contributions"), then the amount of such Excess Savings Contributions shall be paid to the Participant (together with any income allocable thereto) by the April 15 following such calendar year, and any Matching Contributions and income allocable thereto, which would have been made or credited, or were made or credited, as a result of the Excess Savings Contributions paid to a Participant pursuant to this Section shall not be made or credited, or, if already made or credited, shall be forfeited and used by the Employer to satisfy its obligation to make Matching Contributions on behalf of other Participants.

                If a Participant notifies the Employer by the March 1 following a calendar year that the Savings Contributions to be credited to his Savings Account for the calendar year together with all other "elective deferrals" made by the Participant for the calendar year exceeds the applicable annual dollar limitation determined by the Secretary of the Treasury under Section 402(g) of the Code, then the amount of such Excess Savings Contributions which the Participant in such notification allocates to this Plan shall be paid to the Participant (together with any income allocable thereto) by the April 15 following the end of such calendar year, and any Matching Contributions and income allocable thereto, which would have been made or credited, or were made or credited, as a result of the Excess Savings Contributions paid to a Participant pursuant to this Section shall not be made or credited or, if already made or credited, shall be forfeited at the end of the Plan Year for which such Matching Contributions were, or would have been, made and used by the Employer to satisfy its obligation to make Matching Contributions on behalf of other Participants for such Plan Year or, to the extent of any excess, in subsequent Plan Years. Any amounts paid to a Participant under this Section shall be treated as compensation for the calendar year in which such Savings Contributions were made and shall be subject to federal income and other tax withholding by the Employer on the same basis as other compensation paid to the Participant by the Employer.

                For purposes of this Section, the term "elective deferrals" shall include:

                        (i) Any elective contribution under a qualified cash or deferred arrangement (as defined in Section 401(k) of the Code) to the extent such contribution is not includable in the individual's gross income for the taxable year on account of Section 402(a)(8) of the Code.

                        (ii) Any employer contribution to a simplified employee pension plan (as defined in Section 408(k) of the Code) to the extent such contribution is not includable in the individual's gross income for the taxable year on account of Section 402(h)(1)(B) of the Code.

                        (iii) Any employer contribution to an annuity contract under Section 403(b) of the Code under a salary reduction agreement (within the meaning of Section 3121(a)(5)(D) of the Code) to the extent such contribution is not includable in the individual's gross income for the taxable year on account of Section 403(b) of the Code.

                        (iv) Any employee contribution designated as deductible under a trust in Section 501(c)(18) of the Code to the extent that such contribution is deductible from such individual's income for the taxable year on account of Section 501(c)(18) of the Code. For purposes of this Section, such employee contribution shall be treated as though it were excluded from the individual's gross income.

                The amount of Excess Savings Contributions distributed under this Subsection with respect to a Participant for a Plan Year shall be reduced by any Excess Savings Contributions previously distributed to him pursuant to this Subsection for his taxable year ending with or within such Plan Year. The amount of Excess Savings Contributions that may be distributed under this Subsection with respect to a Participant for a taxable year shall be reduced by any Excess Savings Contributions previously distributed with respect to such Participant for the Plan Year beginning with or within such taxable year pursuant to the preceding Subsections. The amount of Excess Savings

Contributions under the preceding Subsections includable in the gross income of the Participant and reported by the Employer as a distribution of Excess Savings Contributions shall be reduced by the amount of any reduction of Savings Contributions under this Subsection. In no case may a Participant receive from the Plan Excess Savings Contributions for a taxable year under this Subsection greater than the Participant's total Savings Contributions under this Plan for the taxable year.

                (i) Income allocable to Excess Savings Contributions and Excess Matching Contributions for a Plan Year shall be determined by multiplying the income for the Plan Year allocable to the Participant's Savings Contributions or Matching Contributions by a fraction, the numerator of which is the Excess Savings Contributions or Excess Matching Contributions for the Plan Year and the denominator of which is the total account balance attributable to such Contributions, reduced by the gain allocable to such amount for the Plan Year and increased by the loss allocable to such amount for the Plan Year.

                (j) This Section shall be interpreted and applied in a manner consistent with the applicable provisions of Sections 401(k) and 401(m) of the Code and the final regulations thereunder, the terms of which are specifically incorporated herein by reference. If any provision of this Plan, including this Section, is inconsistent with such Sections of the Code or the regulations thereunder, the Code and regulations shall control.

        5.6 All credits, deductions and adjustments under this Article shall be deemed to have been made on the date to which they relate even though they may be computed on some later date, unless otherwise indicated.


                                    ARTICLE 6
                               VESTING OF BENEFITS

        6.1 Subject to the other provisions of this Plan, each Participant shall have a fully vested, nonforfeitable interest in his Savings Account, Matching Account, and Rollover Account at all times and shall have a vested, nonforfeitable interest in the following percentage of his Employer Contribution
Account:

        Years of Service                           Percentage
        ----------------                           ----------
        Less than one                                    0
        At least one                                    50
        Two or more                                    100

        6.2 The following rules will be used in applying the vesting schedule above.

                (a) If an Employee completes 1,000 Hours of Service in a Plan Year he will be credited with a Year of Service whether or not he is an Employee at the beginning or at the end of the Plan Year. If an Employee fails to complete at least 1,000 Hours of Service in any Plan Year, that Plan Year shall not be counted as a Year of Service even though the Employee does not incur a Break in Service during that Plan Year. All of an Employee's Years of Service shall be taken into account in determining his vested interest unless specifically disregarded under the following Subsections.

                (b) Years of Service after five consecutive Breaks in Service shall be disregarded in determining a Participant's vested interest in amounts derived from Employer contributions made or accrued before the Breaks.

                (c) If an Employee with no vested interest in his Employer Contribution Account incurs five consecutive Breaks in Service, Years of Service completed before the Breaks shall be disregarded if the number of consecutive Breaks equals or exceeds the aggregate number of Years of Service credited to him before the Breaks. The aggregate number of Years of Service credited before the Breaks shall not include any Years of Service previously disregarded under the Plan due to any prior Breaks in Service.

                (d) Unless otherwise disregarded under this Section, Years of Service completed prior to the Effective Date shall be taken into account.

                (e) With respect to persons who were Participants prior to January 1, 1995, for purposes of this Article, an Employee's Years of Service with Eastman Kodak Company, a New Jersey corporation, Snomax Technologies, a subsidiary of Eastman Kodak Company, Cultor Ltd., a Finnish corporation, and Genencor, Inc., a Delaware corporation, shall be taken into account. With respect to persons who were employees of Royal Gist-Brocades N.V., a Netherlands company, prior to June 2, 1995, for purposes of this Article, such persons' Years of Service with Royal Gist-Brocades N.V. prior to such date shall be taken into account. With respect to persons who were employees of Genencor International Indiana, Inc. (formerly known as Solvay Enzymes, Inc.), a Delaware corporation, prior to July 1, 1996, for purposes of this Article, such persons'

Years of Service with [Genencor International Indiana, Inc.] prior to such date shall be taken into account.

        6.3 If the Plan is amended, each Participant who has completed at least three Years of Service (as computed for purposes of this Article) as of the date which is sixty (60) days after the later of the day the amendment is adopted or becomes effective and whose present or future vested rights might be directly or indirectly affected by such amendment shall have his vested interest computed under the Plan as amended, or under the without regard to such amendment, whichever results in greater vesting credit for the Participant.


                                    ARTICLE 7
                          DISTRIBUTIONS TO PARTICIPANTS

        7.1 This Section sets forth certain rules which apply to all distributions from the Plan. In addition, the remainder of this Article establishes other rules with which specified distributions must comply. In the event of any conflict between rules set forth in this Article, making compliance with both rules impossible, the rule shall control which requires the earliest distribution(s) to be made from the Plan.

                (a) Anything to the contrary herein notwithstanding, a Participant's vested interest in the Plan shall be distributed to him not later than his required beginning date (as defined in Subsection (c) below).

                (b) If a Participant dies before distribution of his vested interest has been made, then his entire vested interest shall be distributed by the end of the fifth calendar year following his death.

                Notwithstanding the preceding paragraph, if the Participant's designated beneficiary is the Participant's surviving spouse, distribution to such spouse need not be made earlier than the date the Participant would have attained age 70-1/2 and, if the surviving spouse dies before distribution to her is made, then this Section shall apply as if the surviving spouse were the Participant.

                (c) The term "required beginning date" means the April 1 of the calendar year following the calendar year in which the Participant attains age 70-1/2.

                (d) For purposes of this Section, the term "designated beneficiary" means any person designated as a beneficiary by the Participant.

                (e) In accordance with regulations prescribed by the Secretary of the Treasury under Section 401(a)(9) of the Code, for purposes of this Section any amount paid to a Participant's child shall be treated as if it were paid to the Participant's surviving spouse if such amount will become payable to the surviving spouse when the child reaches majority age or upon the occurrence of some other designated event permitted under such regulations.

                (f) The Plan shall be subject to the incidental death benefit rules of Section 401(a)(9) of the Code and regulations issued thereunder. Any distributions required by such rules shall be treated as distributions required under this Section.

                (g) Unless a Participant or his beneficiary makes an election permitted under the Plan to the contrary, payment of his benefits under the Plan shall be made no later than the 60th day after the latest of the end of the Plan Year in which occurs:

                        (i) the earlier of his Normal Retirement Date or the date he attains age 65;

                        (ii) the 10th anniversary of the date he commenced participation in the Plan; or

                        (iii) the date he separates from service as an Employee.

                If the amount of any benefit payment cannot be determined by the date required under this Subsection, payment shall be made retroactive to such date.

                (h) If a Participant is required under this Section to take a distribution of a portion of his interest in the Fund while in service as an Employee, then the Committee shall distribute his entire vested interest in accordance with the requirements of Section 7.7, as if his service as an Employee had terminated. Once distributions to a Participant have begun under this Subsection:

                        (i) such Participant's Accounts shall be distributed at least annually in accordance with the preceding sentence, and,

                        (ii) if the Participant dies while in service as an Employee, any amounts payable from his Accounts after his death and not otherwise governed by an election made under Section 7.7 shall be payable in accordance with the provisions of Section 7.5.

                (i) This Section shall be interpreted in a manner consistent with, and all distributions from the Plan shall be made in accordance with,
Section 401(a)(9) of the Code and regulations issued thereunder.

        7.2 If a Participant separates from service as an Employee before he reaches his Normal Retirement Date, incurs a Disability, or dies, and his vested interest in all of his Accounts is valued at $3,500 or less, then his vested interest will be paid to him as soon as administratively practicable after the end of the calendar quarter in which his separation occurs. If his vested interest in all of his Accounts is valued at more than $3,500, his Accounts shall be held in the Fund until he reaches what would have been his Normal Retirement Date or dies, unless he elects to receive his vested interest by filing a written election form with the Committee during any Plan Year. His vested interest shall then be paid as soon as practicable after the date his election is filed with the Committee. In applying this Section, the following rules shall apply:

                (a) If the separated Participant's vested interest in all of his Accounts is valued at more than $3,500, distribution shall not be made prior to his Normal Retirement Date without his written consent.

                (b) If the separated Participant is less than fully vested in any of his Accounts, the nonvested portion of his Accounts shall be held in the Fund for his potential benefit until the earliest of the date on which: (i) he incurs his fifth consecutive Break in Service, (ii) his vested Accounts are distributed to him, or (iii) he dies. Subject to Section 7.5, the nonvested portion of his Accounts shall be declared forfeited at the end of the Plan Year in which he separates from service as an Employee. If he resumes service as an Employee and completes enough Hours of Service to avoid a Break in Service in a Plan Year before incurring five consecutive Breaks in Service, his nonvested Accounts (held following forfeiture thereof as a suspense account sharing in neither gains, losses nor expenses of the Fund) shall be restored and Years of Service (if any) completed after such resumption of service shall be taken into account in determining his vested interest in his Accounts, in accordance with Subsection (c) below. Forfeitures shall be used to pay Plan expenses for the Plan Year and, if any forfeitures remain after the payment of such expenses, shall be used to offset Employer contributions required pursuant to Sections 4.1(b) and (c)(i), above, or reallocated to other Participants' Accounts, all in accordance with the provisions of Articles 4 and 5, above.

                (c) The vested portion of each Account of a separated Participant who resumes service as an Employee before the earlier of the date on which he dies or incurs his fifth consecutive Break in Service shall (until the Account becomes fully vested) be computed by: (i) adding the Account balance on the day as of which the computation is made to the total of all previous distributions from the Account; (ii) multiplying the sum computed in (i) by the applicable vested percentage specified in Article 6, based on all of the Participant's Years of Service (unless otherwise excluded under Article 6) before and after his resumption of service; and (iii) subtracting the previous distributions from the amount computed in (ii).

        7.3 If a Participant is in service as an Employee on or after his Early or Normal Retirement Date, all of his Accounts shall automatically become fully vested and nonforfeitable on the date of that service.

                (a) In the case of a Participant who separates from service as an Employee on or after his Early Retirement Date but before his Normal Retirement Date, payment of his Accounts shall be governed by the provisions of
Section 7.2.

                (b) In the case of a Participant who separates from service as an Employee on or after his Normal Retirement Date, payment of his Accounts shall occur as follows: If the total value of his Accounts does not exceed $3,500, then the total value will be paid to him in a single sum as soon as administratively practicable after the end of the Plan Year in which he separates from service as an Employee. If the total value of his Accounts exceeds $3,500, then he may file a written election with the Committee in accordance with Section 7.7, designating the form of his benefit and the beneficiary for any amounts remaining unpaid at his death. The total value of his Accounts shall be paid, or begin to be paid (depending on the form of benefit he elects), as soon as administratively practicable after the close of the Plan Year in which he separates from service as an Employee.

        7.4 If a Participant separates from service as an Employee because of a Disability, all of his Accounts shall automatically become fully vested and nonforfeitable, and if the total value of his Accounts does not exceed $3,500, the total value shall be paid to him in a single sum as soon as administratively practicable after the end of the Plan Year in which the determination of Disability occurs. If the total value of his Accounts exceeds $3,500, his Accounts shall be held in the Fund until he reaches his Normal Retirement Date or dies, at which time the total value of his Accounts will be paid out in accordance with this Article, unless he elects to receive his Accounts by filing a written election form with the Committee during any Plan Year. The total value of his Accounts shall then be paid as soon as administratively practicable after the date his election is filed with the Committee.

        7.5 (a) If a Participant dies while in service as an Employee, all of his Accounts shall automatically become fully vested and nonforfeitable.

                (b) If a Participant dies before his Benefit Starting Date, his total vested interest in all of his Accounts shall be payable as soon as practicable after his death either (i) to his spouse, or (ii) if he was not married at the time of his death or his spouse has consented in writing (in accordance with Subsection (e) below), to his designated beneficiary or beneficiaries. If there is no designated beneficiary, or if a designated beneficiary fails to survive the Participant and there is no contingent beneficiary designated to receive the amount payable to the deceased beneficiary, then the benefit for which there is no designated beneficiary shall be paid either:

                        (i) to the Participant's spouse, if he was married at the time of death, or

                        (ii) if he was unmarried, in equal shares to the members of the first of the following classes to have a member or members at his death:

                                (1) his issue, per stirpes,

                                (2) his parents,

                                (3) his parents' issue, per stirpes, or

                                (4) if none of the first three classes have
                members at his death, then to his estate.

                (c) Any benefit payable under this Section to a Participant's designated beneficiary (including his surviving spouse) shall be paid in a single cash sum, unless the Participant elects, and the spouse consents, as provided below, to have the distribution made in the form of installments payable over the life expectancy of the designated beneficiary.

                (d) Within a reasonable time after a person becomes a Participant, the Committee shall provide him with a written notice explaining the terms and conditions of the single sum spousal death benefit, the circumstances in which it will be paid, the Participant's right to make (and the effect of) an election to waive the single sum spousal death benefit, the rights of the Participant's spouse to consent or withhold her consent to the election, and the Participant's right to revoke the election (and the effect thereof). The notice and explanation shall be written in a nontechnical manner calculated to be understood by Participants generally.

                (e) With the written consent of his spouse, a Participant may elect to waive the single sum spousal death benefit described above, and select a different form of benefit or a different beneficiary, by filing a written signed election with the Committee during the Applicable Election Period. The Committee shall provide forms for use in making the election in accordance with regulations issued by the Secretary of the Treasury. Any election by the Participant to waive the single sum spousal death benefit shall clearly indicate that the Participant is electing, and his spouse is consenting to, the waiver of such benefit, shall acknowledge the effect of the spousal consent, shall be in writing signed by the Participant and spouse, with the spouse's signature notarized, shall be effective only with respect to the beneficiaries specifically identified (unless the form specifically provides that the consent is valid with respect to all beneficiaries then or thereafter named, the form acknowledges that the spouse had the right to limit consent to specifically named beneficiaries, and the spouse voluntarily elected to relinquish that right) and only for the spouse consenting thereto, and shall not be effective unless signed and filed with the Committee during the Applicable Election Period. A Participant may elect to waive the single sum spousal death benefit and may revoke such election (and the revocation shall not require spousal consent), at any time during the Applicable Election Period, in accordance with this Section. If such an election is revoked, it may be reinstated at any time during the Applicable Election Period, by making another election in accordance with this Section.

                Notwithstanding the preceding paragraph, no spousal consent shall be required to waive the single sum spousal death benefit if it is established to the satisfaction of the Committee that spousal consent may not be obtained because there is no spouse or the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations.

                (f) Nothing contained in this Section shall be interpreted or applied to permit a distribution not permitted under Section 7.1 or to delay a distribution required under Section 7.1.

        7.6 The amount of any benefit payment due under this Article shall be determined on the basis of the value of the Participant's Accounts as of the date of distribution or, if impracticable, the most recent date before distribution on which a proper value can be determined, and shall be debited to such Accounts as of such date. For purposes of applying rules under the Plan which depend upon whether the value of a benefit exceeds $3,500, if, at any time after a benefit becomes distributable to a person, the value of the vested interest of that person exceeds $3,500, then the value of that person's benefit shall thereafter be treated as if it exceeds $3,500, regardless of whether the value of the total benefit actually payable to that person may at some later time not exceed $3,500.

        7.7 Any benefit payable to a Participant under this Article shall be paid in a single cash sum; provided, however, that if the value of such benefit exceeds $3,500 and payment is to commence after his Early or Normal Retirement Date, the Participant may elect to receive his benefit in annual installments for a period certain not longer than the life expectancy of the Participant (or the life expectancy of the Participant and his designated beneficiary). Any balance remaining after the Participant's death shall continue to be paid in installments after his death to his designated beneficiary; provided, however, that if the Participant completed an Hour of Service after August 22, 1984 and he is married at the time of his death, such balance shall be paid in a single cash sum to his spouse, unless his spouse consents to his designation of a different beneficiary or to different form of payment. The requirements for such designation and spousal consent shall be the same as those for the designation of a death beneficiary and spousal consent set forth in Section 7.5(f).

                Nothing contained in this Section shall be interpreted or applied to permit a distribution not permitted under Section 7.1 or to delay a distribution required under Section 7.1.

        7.8 If any benefits become payable to a minor or a person under any legal or other disability or incapacity, the Committee may direct distribution either: (a) directly to the entitled thereto; or (b) to his legal guardian, committee, or other conservator of his person or property; or (c) to a third person or persons for his benefit.

        7.9 If checks in payment of Plan benefits cannot be distributed because the Committee, after making reasonable efforts to do so, cannot locate the proper payee, the subject benefits shall be declared forfeited at the end of the Plan Year in which payment is attempted, and shall be reallocated to the Accounts of other Participants in accordance with the provisions of Article 5. If the payee contacts the Committee after the benefits are reallocated and submits a claim for them, he shall be entitled to reinstatement of such forfeited benefits. If a claim is made for such forfeited benefits, payment shall be funded from any amounts forfeited during that Plan Year by other Participants. To the extent that the claim exceeds current forfeitures, the difference (or if there are no forfeitures, the full amount) shall be made up from Employer contributions and/or earnings of the Fund for the Plan Year in which the claim is made. To the extent forfeitures, Employer contributions or earnings are used for this purpose, the amounts available for allocation under the Plan shall be correspondingly reduced. Notwithstanding anything to the contrary in this Section, no forfeiture shall be declared under this Section with respect to a Participant prior to the end of the Plan Year following the Plan Year in which his benefits first become distributable without his consent.

        7.10 A Participant may apply to receive a distribution of amounts in his Savings Account, but excluding any earnings thereon, in the event he incurs a hardship. A distribution is on account of hardship only if the distribution is both made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. The determinations of the existence of an immediate and heavy financial need and of the amount necessary to meet the need shall be made by the Committee in a nondiscriminatory manner on the basis of all relevant facts and circumstances. However, a distribution will be deemed to be made on account of an immediate and heavy financial need only if the distribution is on account of:

                (a) Medical expenses described in Section 213(d) of the Code incurred by the Participant or Participant's spouse, or any dependents of the Participant (as defined in Section 152 of the Code);

                (b) Purchase of a principal residence for the Participant (excluding mortgage payments);

                (c) Payment of tuition for the next semester or quarter of post-secondary education for the Participant, his or her spouse, children, or dependents;

                (d) Costs to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

                (e) Such other expenses as may be specifically enumerated under applicable federal regulations as giving rise to an immediate and heavy financial need for purposes of 401(k) of the Code.

                A hardship distribution shall not be made in excess of the amount of the immediate and heavy financial need of the Participant, nor shall any hardship distribution be made unless the Participant has obtained all distributions (other than hardship distributions) and all nontaxable loans then available under all plans maintained by the Employer or any Affiliate.

                A Participant's Savings Contributions shall be suspended for the twelve-month period immediately following receipt of the hardship distribution. In addition, the Participant's Savings Contributions for his taxable year immediately following the taxable year of the hardship distribution may not exceed (i) the applicable limit under Section 402(g) of the Code for such next taxable year, less (ii) the amount of his Savings Contributions for the taxable year of the hardship distribution.

        7.11 Anything to the contrary herein notwithstanding, a Participant who has attained age 59? may withdraw from his Savings Account an amount equal to the total amount in that Account as of the date of distribution or, if impracticable, the most recent date before distribution on which a proper value can be determined, increased by any Savings Contributions made since such date, provided that such privilege shall not be exercised more than once in any Plan Year.

        7.12 (a) The Committee shall establish and administer a loan program to allow Participants to borrow money from the Fund. Application for loans under the program shall be made on written forms supplied by the Committee upon the request of a Participant.

                (b) Any loan from the Fund to a Participant shall be:

                        (i) Secured by the Participant's vested interest in his Accounts; provided, however, that if the Participant is married at the time the loan is made, the Participant's spouse consents to the use of such interest as collateral. Any such consent shall acknowledge the effect of the loan, be in writing, signed by the spouse and notarized, and shall not be effective unless signed and filed with the Committee within the 90-day period prior to the making of the loan. Such consent shall thereafter be binding with respect to the consenting spouse or any subsequent spouse with respect to that loan. However, a new consent shall be required if the Participant's vested interest is used as security in connection with any renegotiation, extension, renewal, or other revision of the loan. Loans may be granted to a Participant under this Section only if, immediately after the origination of any such loan, no more than fifty percent (50%) of the value of the Participant's vested interest in the Fund (measured as of the most recent Valuation
        Date) is being used as security for Plan loans.

                        (ii) Payable at an interest rate equal to 150 basis points above the prime rate quoted in the East Coast edition of the Wall Street Journal on the first day of the month in which the loan is originated.

                        (iii) For a maximum term of five years, unless the loan is used to acquire a dwelling unit which within a reasonable time (determined at the time the loan is made) is to be used as the principal residence of the Participant, in which case the loan shall be for a term not greater than fifteen years, comparable to a term that would be available for a similar loan from a local commercial lending institution secured by the same or similar collateral. No person may have outstanding at any one time more than: (1) one such five-year loan plus
        (2) one such fifteen-year loan. Notwithstanding the preceding language of this paragraph (iii), each loan shall be due and payable on the sixtieth day following the date on which a Participant terminates his service as an Employee.

                        (iv) Amortized in substantially level payments of principal and interest (with payments to be made by payroll deduction on each payday) over the term of the loan, provided that loans shall not be granted in such amounts as to require such level periodic payments to exceed twenty percent (20%) of the borrower's gross income for the same period, and provided further that the outstanding balance due on any loan may be prepaid in full (but not in part) at any time without penalty.

                        (v) Evidenced by the Participant's promissory note containing the terms referred to above and such other conditions as may be prescribed by the Committee.

                        (vi) When added to the outstanding balance of all other loans from this Plan and all other plans of the Employer and all Affiliates, no greater than an amount equal to the lesser of:

                                (1) $50,000 minus the excess (if any) of:

                                     (A) the highest balance of loans (from this
                Plan and all other plans of the Employer and all Affiliates) to the Participant outstanding during the one-year period ending on the day before the loan is made, over

                                     (B) the outstanding balance of all loans
                (from this Plan and all other plans of the Employer and all Affiliates) on the day on which the loan is made, or

                                (2) one-half of the total present value
                (measured as of the most recent Valuation Date) of the Participant's vested interest in all of his Accounts under this Plan.

                (c) All loans under the Plan shall be made available to Participants who are "parties in interest" (as defined under ERISA ?3(14)) on a reasonably equivalent basis without regard to any person's race, color, religion, sex, age or national origin. The percentage of vested interest made available to Participants who are highly compensated employees (as defined for purposes of Section 414(q) of the Code) of the Employer shall be no greater than the percentage of vested interest made available to any other Participant. In making loans under this Section, the Committee shall give consideration only to those factors which would be considered in a normal commercial setting by an entity in the business of making similar types of loans. Notwithstanding the preceding portions of this Subsection (c), no loan shall be granted in an amount less than $1000.

                (d) If the Participant fails to make a payment required under the promissory note within the time period specified therein, the Committee shall, following the occurrence of a distributable event with respect to the Participant while the loan remains in default, cause the amount due to be deducted from any interest in, or payment or distribution from, the Fund to which such Participant or his beneficiaries may be entitled. Any such deduction shall be made first from his Savings Account until the amount in this Account has been exhausted, then from his Rollover Account, then from his Matching Account, and finally from his Employer Contribution Account to the extent of his vested interest therein (determined as of the day of the deduction). Additional amounts in the Participant's Employer Contribution Account may be applied against the debt as they become vested. Such amounts shall be deducted pro-rata from each of the various Investment Funds in which the relevant Accounts are invested. Except to the extent a distribution is used to repay outstanding loans, the Committee shall permit no distribution to be made from the Plan to any Participant (or his beneficiary) if, after such distribution, the value of the Participant's vested interest in the Fund (measured as of the most recent Valuation Date) is less than twice the amount of the outstanding loans from this Plan to the Participant.

                (e) If a valid spousal consent has been obtained in accordance with Subsection (a)(i), above, then, notwithstanding any other provision of the Plan, the portion of the Participant's vested interest used as security for a loan outstanding to the Participant at the time of his death shall be taken into account for purposes of determining the amounts distributable thereafter, but only to the extent such security is used as repayment for the loan. The Participant's vested interest shall first be reduced by the amount of the security used to repay the loan, and then the benefit (if any) payable to his surviving spouse shall be determined.

                (f) Any loan from the Plan to a Participant shall be considered to be made from the Participant's individual Accounts, and payments of interest received by the Plan on the loan shall be credited to such Accounts and not treated as general earnings of the Fund to be allocated under Article 5. For purposes of allocating earnings under Article 5 to an Account from which a loan has been made, the Account balance shall be adjusted to take into account both the making and the repayment of the loan, as follows:

                        (i) The value of such Account shall be reduced by the amount of all loans made therefrom since the previous Valuation Date, multiplied by a fraction, the numerator of which is the number of whole months (with partial months added together and rounded upward) elapsed from the date the loan was made through the current Valuation Date, and the denominator of which is the number of whole months (with partial months added together and rounded upward) elapsed from the previous Valuation Date through the current Valuation Date.

                        (ii) The value of such Account shall be increased by one-half of the amounts repaid to the Account since the previous Valuation Date.

                (g) Notwithstanding the above provisions of this Section, no loan from the Plan shall be secured by any amount attributable to or derived from funds which were received as a rollover (or a direct transfer) to this Plan from another pension or profit sharing plan if such funds were contributed to such other plan by or on behalf of a participant in that plan who was a self-employed individual (within the meaning of Section 401(c)(1)(B) of the Code) while he was a participant in that plan.

                (h) For purposes of the rules governing loans under this Section, the beneficiaries of a deceased Participant shall be treated as if they were Participants and the term "Participant" appearing in this Section (except in Subsection (b)(iii)) shall be read so as to include reference to such beneficiaries.

                (i) Participants or beneficiaries taking loans from the Plan shall be charged a reasonable administrative fee to offset the costs to the Plan of making the loan. Such fee may be paid directly by the borrower or may be charged against the borrower's Accounts in the order provided in Subsection (d), above.

        7.13 This Section applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                (a) Definitions.

                        (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                        (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 409(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                        (iii) Distributee: A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's for former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

                        (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.


                                    ARTICLE 8
                                 TOP-HEAVY RULES

        8.1 Notwithstanding any other provision in the Plan to the contrary, for any Top-Heavy Plan Year, the special minimum allocation, vesting and limitation provisions of this Article shall apply.

                (a) Plan Year" means any Plan Year for which the Plan is a Top-Heavy Plan.

                (b) Plan shall be a Top-Heavy Plan for a Plan Year if as of the Determination Date for that Plan Year:

                        (i) the sum of the aggregate accounts of all Key Employees under the Plan exceeds 60% of the sum of the aggregate accounts of all Employees under the Plan (unless the Plan is part of a Required Aggregation Group or a Permissive Aggregation Group that is not a Top-Heavy Group), or

                        (ii) the Plan is part of a Required Aggregate Group that is a Top-Heavy Group (unless the Plan is also part of a Permissive Aggregation Group that is not a Top-Heavy Group).

                For purposes of this Subsection (b) and Subsection (d) below, if
(i) for any plan year a person is a Non-Key Employee under this Plan or any other plan in an Aggregation Group, but was a Key Employee under such plan for any prior plan year, or (ii) for any plan year beginning after December 31, 1984, a person has not performed any services for any employer maintaining this Plan at any time during the five year period ending on the Determination Date, then the present value of such person's cumulative accrued benefits and/or aggregate account balance shall not be taken into account for purposes of determining whether the Plan is a Top-Heavy Plan for that Plan Year or whether the Aggregation Group is a Top-Heavy Group. The present value of a person's cumulative accrued benefits and aggregate account balance as of a Determination Date shall be determined as of the most recent valuation date which is within a twelve-month period ending on the Determination Date.

                (c) An "Aggregation Group" is either a Required Aggregation Group or a Permissive Aggregation Group.

                A Required Aggregation Group consists of each plan of the Employer or any Affiliate qualifying under Section 401(a) or 408 of the Code in which a Key Employee participates or which enables any plan in which a Key Employee participates to meet the requirements of Section 401(a)(4) or 410 of the Code.

                A Permissive Aggregation Group consists of those plans in the Required Aggregation Group and one or more other plans of the Employer or any Affiliate qualifying under Section 401(a) or 408 of the Code which are not part of the Required Aggregation Group but which when considered with the Required Aggregation Group would enable the Aggregation Group to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                (d) An Aggregation Group is a Top-Heavy Group if the sum of:

                        (i) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group, plus

                        (ii) the aggregate accounts of all Key Employees under all defined contribution plans in the Aggregation Group exceeds 60% of a similar sum determined for all Key Employees and Non-Key Employees under all plans in the Aggregation Group.

                To determine whether an Aggregation Group is a Top-Heavy Group, the sum of the present value of cumulative accrued benefits for, and aggregate accounts of, Key Employees and Non-Key Employees will be calculated separately for each plan in the Aggregation Group as of the Determination Date for each plan and the results for each plan as of the Determination Dates for such plans falling within the same calendar year will be combined for purposes of applying the 60% test described above. The present value of accrued benefits and the aggregate accounts as of the Determination Date will be determined as of the most recent Valuation Date which is within the twelve consecutive month period ending on the Determination Date.

                (e) A "Key Employee" is any Employee or former Employee (including a self-employed individual as described in Section 401(c)(1)(B) of the Code) who at any time during the plan year ending with the Determination Date or any of the four preceding plan years is:

                        (i) an officer of the Employer or any Affiliate having an annual compensation (within the meaning of Section 414(q)(7) of the Code) greater than 50% of the amount in effect under Section 415(b)(1)(A) of the Code for any such plan year;

                        (ii) one of the ten Employees having annual compensation (within the meaning of Section 414(q)(7) of the Code) from the Employer and/or any Affiliate of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in the Employer and all Affiliates;

                        (iii) a 5% owner of the Employer or any Affiliate;

                        (iv) a 1% owner of the Employer or any Affiliate having an annual compensation (within the meaning of Section 414(q)(7) of the Code) of more than $150,000.

                The determination whether a person is an officer of the Employer or any Affiliate, a 1% or 5% owner of the Employer or any Affiliate, or one of the ten Employees described above owning (or considered as owning) the largest interests in the Employer and all Affiliates, shall be made in accordance with
Section 416 of the Code and regulations thereunder.

                For purposes of this Section, the beneficiary of a Key Employee shall be considered a Key Employee.

                (f) A "Non-Key Employee" is any Employee or former Employee (including a self-employed individual as described in Section 401(c)(1)(B) of the Code) who is not a Key Employee. For purposes of this Section, the beneficiary of a Non-Key Employee shall be considered a Non-Key Employee.

                (g) "Determination Date" for this Plan and any other plan in an Aggregation Group for any plan year is (i) the last day of the preceding plan year, or (ii) in the case of the first plan year, the last day of that plan year.

                (h) A person's aggregate account under this Plan and any other defined contribution plan in an Aggregation Group as of any Determination Date is the sum of:

                        (i) the total balance of his accounts under the plan (except any amounts attributable to rollovers, plan-to-plan transfers and deductible voluntary contributions) as of the most recent valuation date occurring within the 12-month period ending on the Determination Date, adjusted for any contributions due as of that Determination Date. In the case of a plan not subject to the minimum funding requirements of
        Section 412 of the Code, such adjustment will be the amount of any contributions made after the valuation date but on or before the Determination Date, except for the first plan year when such adjustment shall also reflect the amount of any contributions made after the Determination Date that are allocated as of a date in the first plan year. In the case of a plan subject to the minimum funding requirements of Section 412 of the Code, such adjustment will include contributions that would be allocated as of a date not later than the Determination Date, even though those amounts are not yet required to be contributed.

                        (ii) the amount of any rollovers and plan-to-plan transfers made from the plan within the plan year ending on the Determination Date or any of the four preceding plan years which were initiated by the person and not made to another plan of the Employer or an Affiliate (except rollovers and plan-to-plan transfers made after the valuation date and prior to the Determination Date to the extent that the rollover or plan-to-plan transfer is already included in the person's aggregate account balance as of the preceding valuation date).

                        (iii) the amount of any rollovers and plan-to-plan transfers which, although initiated by the person and not made from another plan of the Employer or an Affiliate, were accepted by the plan prior to January 1, 1983.

                        (iv) the amount of any rollovers and plan-to-plan transfers accepted by the plan which were either not initiated by the person or were made to another plan of the Employer or an Affiliate.

                        (v) the amount of any distributions, other than rollovers and plan-to-plan transfers, made from the plan within the plan year ending on the Determination Date or any of the four preceding plan years (except any distribution made after the valuation date and prior to the Determination Date to the extent that the distribution is already included in the person's aggregate account balance as of the valuation date).

                (i) The present value of cumulative accrued benefits under any defined benefit plan in an Aggregation Group as of any Determination Date shall be determined in accordance with Section 416 of the Code and regulations thereunder.

        8.2 For any Top-Heavy Plan Year, the Employer contributions for such Plan Year shall be increased, if necessary, to provide the minimum allocation described in this Section.

                For any Top-Heavy Plan Year, the sum of the Employer contributions (excluding any Employer contributions used in the computation of the Actual Deferral Percentage and/or the Actual Contribution Percentage of the Eligible Non-Highly Compensated Employees under Article 5) and forfeitures allocated under the Plan to the Accounts of each Participant who is employed by the Employer on the last day of the Top-Heavy Plan Year (without regard to the number of his Hours of Service during the Top-Heavy Plan Year) shall not be less than the minimum allocation, which shall be an amount equal to the lesser of:

                        (i) three percent (3%) of the Participant's compensation (within the meaning of Section 415 of the Code) for the Top-Heavy Plan Year, or

                        (ii) if the sum of all Employer contributions (including any Employer contributions used in the computation of the Actual Deferral Percentage and/or the Actual Contribution Percentage of the Eligible Highly Compensated Employees under Article 5) and forfeitures allocated under the Plan to the Accounts of every Key Employee for the Top-Heavy Plan Year is less than three percent (3%) of the Key Employee's compensation (within the meaning of Section 415 of the Code) for the Top-Heavy Plan Year then a percentage of the Participant's compensation for the Top-Heavy Plan Year equal to the highest such percentage allocated to the Accounts of any Key Employee.

                For purposes of this Section and determining whether the minimum allocation has been provided, the employer contributions allocated under each defined contribution plan in a Required Aggregation Group (except any plan that enables a defined benefit plan in the Required Aggregation Group to meet the requirements of

Section 401(a)(4) or 410 of the Code) shall be aggregated and such plans shall be treated as a single defined contribution plan.

        8.3 (a) Except as provided in Subsection (c) below, for any Top-Heavy Plan Year, the limitations in Section 5.4 shall be determined and applied by substituting "1.0" for "1.25" wherever "1.25" appears in Sections 5.4(f) and 5.4(g) and by substituting "$41,500" for "$51,875" whenever "$51,875" appears in
Section 5.4(h), unless:

                        (i) the Plan satisfies the minimum allocation requirements of Section 8.2 for the Top-Heavy Plan Year as modified by substituting "four percent (4%)" for "three percent (3%)" wherever "three percent (3%)" appears in that Section; and

                        (ii) the Plan Year is not a Super Top-Heavy Plan Year, as defined in Subsection (b) below.

                        A "Super Top-Heavy Plan Year" is any Plan Year for which the Plan would be Top-Heavy under Section 8.1 as modified by substituting "90%" for "60%" wherever "60%" appears in Subsections (b) and (d) thereof.

                (b) The application of this Section shall be suspended with respect to any person to whom it would otherwise apply if and so long as there are no further:

                        (i) Employer contributions, forfeitures and non-deductible voluntary contributions allocated to such person under this Plan and all other defined contribution plans in any Required Aggregation Group of which this Plan is a part, and

                        (ii) accruals for such person under all defined benefit plans in any Required Aggregation Group of which this Plan is a part.

        8.4 This Article shall be interpreted and applied in a manner consistent with the applicable provisions of Section 416 of the Code and regulations thereunder.


                                    ARTICLE 9
                           ADMINISTRATION OF THE PLAN

        9.1 The Board shall appoint a Retirement Committee to administer the Plan, consisting of one or more persons as shall be determined by the Board. The Committee and its members shall be "named fiduciaries" within the meaning of
Section 402(a)(2) of ERISA with respect to the interpretation and administration of the Plan and shall have authority to control and manage its operation and administration except as provided herein. Notwithstanding the preceding, unless the Board in writing specifically designates someone else, the "plan administrator," as defined for purposes of Section 414(g) of the Code, and the "administrator," as defined for purposes of Section 3(16) of ERISA, shall be the Employer.

        9.2 The powers and duties of the Committee shall include, but not be limited to: interpreting the Plan generally and in particular cases; deciding all questions arising in the Plan's administration and application; communicating information about the Plan to Employees and beneficiaries and receiving and responding to communications from such persons; determining the eligibility of persons for participation and benefits and instructing the Trustee with respect to the same; determining whether to incur administrative expenses to be paid from the Fund and directing their payment; promulgating rules and regulations to implement the Plan and to accomplish the general purposes of the trust. In general, the Committee shall have final and exclusive authority to decide all questions arising in connection with the administration of the Plan.

        9.3 Members of the Committee shall be appointed by the Board and may be removed by the Board without cause. A member of the Committee may resign by delivering written notice of resignation to an officer of the Employer or the other members of the Committee. Members of the Committee shall serve without compensation from the Fund except for the reimbursement of expenses properly and actually incurred by them.

        9.4 The Committee may act at a meeting at which a majority of its members are present or by a written instrument signed by a majority of its members. The Committee may designate one or more of its members to sign and to send and receive communications and documents to and from the Trustee or any person. A member of the Committee who is also an Employee shall not vote on any matter relating specifically to himself unless he is the only member of the Committee. The Committee may enact rules for the conduct of its business and the Plan's administration that are consistent with the Plan's provisions.

        9.5 The Board and the Committee shall establish and carry out a funding policy and method consistent with the Plan's objectives and ERISA's requirements. At least once each Plan Year, the Board shall review the operations of the Plan and evaluate whether it is meeting its objective of providing benefits for Eligible Employees. If the Board concludes that this objective would be served by so doing, it shall amend the Plan as it deems desirable including, without limitation, those provisions relating to participation, vesting, contributions, and funding. The Board shall also review the effectiveness of the funding media and agent or agents and shall make whatever changes it deems appropriate. The Board shall determine the Plan's short and long-run financial needs and shall direct the Committee to communicate them to the Trustee. In so doing, the Board shall consider, without limitation, the Plan's needs for liquidity, income, and long-term growth.

        9.6 The Committee shall establish and maintain procedures for processing claims for benefits under the Plan. These procedures shall require the Committee to provide adequate written notice to any person whose claim for benefits is denied in whole or in part, specifying the reasons for denial in a manner calculated to be understood by such person. The Committee shall give any person whose claim for benefits has been denied a reasonable opportunity for a full and fair review by the Committee of its decision. The notice of denial shall advise the claimant of the steps he must take to obtain a review of the Committee's decision. The claims procedures established by the Committee shall conform with regulations adopted by the Secretary of Labor of the United States.

        9.7 The Committee may use accountants, legal counsel, and other advisors and assistants to assist it in the administration of the Plan, or to advise it or any of its members with respect to its responsibilities under the Plan, and shall be protected to the extent permitted by applicable law in acting in good faith in accordance with the advice of any such persons. Such persons may, but need not, be advisors or assistants to the Employer, the Trustee, or any person having an interest under the Plan.

        9.8 The Committee shall keep written records of all its acts and determinations and such other books, records, and documents as may be appropriate for the Plan's administration.

        9.9 The Committee may allocate responsibilities among its members by a written resolution adopted by all its members. The Committee may delegate to other persons, including, without limitation, the Employer or any of its Employees, any of its duties by a written resolution adopted by the Committee and communicated to the person or persons to whom such duty is delegated. Any such allocation or delegation of duties shall be exercised in a reasonable manner taking into account the nature of the duty and the capabilities of the person or persons to whom such duty is allocated or delegated. A written statement of such allocation or delegation shall be kept by the Committee with its records and shall be available for inspection by any Participant or beneficiary.

        9.10 The Board may appoint a person or persons to act as the Plan "administrator" within the meaning of Section 3(16)(A) of ERISA. The Board may remove the administrator from office at any time. Any such appointment or removal shall be in writing. If more than one administrator is appointed, the duties of such administrators may be allocated among them in the instruments of appointment; if this is done, no administrator shall be responsible for performing duties that have been allocated to another administrator. If no such appointment is made, the Employer shall be the Plan administrator.

        9.11 Any person or group of persons, including, without limitation, the members of the Committee, may serve in more than one fiduciary capacity with respect to the Plan's administration and without regard to whether such person or persons are officers, directors, employees, agents, or other representatives of the Employer, the Trustee, or any person having an interest under the Plan.

        9.12 The Committee and its members, the Board and its members, the Plan administrator, and any persons to whom responsibilities have been delegated in connection with the administration of the Plan shall not be liable to any person for any act or failure to act unless such act or failure to act is a breach of fiduciary responsibility. The Employer, from its own funds, may indemnify any such person for liabilities incurred by him in connection with the Plan.

        9.13 Every fiduciary of the Plan, within the meaning of Section 3(21) of ERISA, and every person who handles funds or other property of the Plan shall be bonded as required by Section 412 of ERISA. Premiums and other expenses relating to such bonding shall be paid from the Fund, if they are not paid by the Employer.


                                   ARTICLE 10
                           ESTABLISHMENT OF THE TRUST

        10.1 The Employer shall establish a trust to hold the Fund. The rights and duties of the Trustee shall be set forth in a trust agreement to be adopted by the Trustee and the Employer, upon approval of the Board. More than one Trustee may serve concurrently, and there may be more than one trust agreement and more than one Fund, in which case the words "Trustee", "trust agreement", and "Fund" in this instrument shall refer to all Trustees, trust agreements, and Funds collectively. The adoption and amendment of the trust agreement, the review of the Trustee's performance, and the appointment and removal of the Trustee shall be the responsibility of the Board and not that of the Committee or any other person, and the Board shall be a "named fiduciary" within the meaning of Section 402(a)(2) of ERISA with respect to these activities.

        10.2 If permitted by the trust agreement, the Board may appoint an investment manager other than a Trustee to manage the investment of all or part of the

Fund. Such investment manager shall acknowledge in writing that he is a fiduciary with respect to the Plan and shall be and continue to be (a) registered in good standing as an investment adviser under the Investment Advisers Act of 1940, (b) a bank, as defined in that Act, or (c) an insurance company qualified to perform investment management services under the laws of more than one state of the United States. The terms of such appointment shall permit the Board to remove the investment manager at any time and without cause.

        10.3 If permitted by the trust agreement, the Board may direct the Trustee to appoint a custodian or custodians other than the Trustee entrusting such parties with custody of all or part of the Fund, provided any such custodian is a "bank" (as defined in Section 408(n) of the Code) or another person who has demonstrated to the Secretary of the United States Department of the Treasury that the manner in which he will hold the assets will be consistent with the requirements of Section 401(f) of the Code. The terms of such appointment shall permit the removal of any such custodian at any time and without cause.


                                   ARTICLE 11
                            AMENDMENT AND TERMINATION

        11.1 The Employer may amend the Plan by a written instrument adopted by the Board, and the Board shall have the exclusive responsibility for determining the general design and specific language of the Plan. An instrument of amendment shall specify the effective date thereof and amendments may be made effective retroactively. No amendment shall:

                (a) with respect to benefits attributable to service before the amendment, eliminate an optional form of benefit, eliminate or reduce an early retirement benefit, or eliminate or reduce a retirement-type subsidy (as defined in regulations issued by Secretary of the Treasury) with respect to a Participant who satisfies (either before or after the amendment) the pre-amendment conditions for the subsidy;

                (b) deprive any Participant or beneficiary of any accrued or vested rights under the Plan with respect to contributions previously made, or reduce the vested percentage under Article 6 of any person who is a Participant as of the date the amendment is adopted (or, if later, the date it becomes effective);

                (c) provide for the use of funds or assets held under the Plan other than for the exclusive purposes of providing benefits to Participants and their beneficiaries and of defraying reasonable expenses of administering the Plan; or

                (d) decrease the benefits of:

                        (i) a Participant or beneficiary who is receiving benefits under the Plan, or

                        (ii) a Participant who has separated from service as an Employee with nonforfeitable rights to benefits under the Plan because of any increase in the benefit levels payable under Title II of the Social Security Act or because of any increase in the wage base under such Title (whether such increase results from an amendment of such Title or from its application), if such increase takes place after the earlier of the date the Participant or beneficiary first receives Plan benefits or the date the Participant separates from service.

        11.2 The Plan is intended by the Employer to be a permanent program to provide retirement benefits for its Employees. The Employer nevertheless reserves the right to terminate the Plan at any time and for any reason. Such termination may be effected by a written instrument adopted by the Board. If the Plan is terminated by any means or there is a partial termination or complete discontinuance of Employer contributions thereunder, the Accounts of all Participants (or all affected Participants, in case of a partial termination) as of the date of termination, partial termination, or complete discontinuance shall immediately be fully vested and nonforfeitable. If, after a complete discontinuance of contributions, Employer contributions are later resumed, the vested interests of persons who were Participants or beneficiaries on the date of the complete discontinuance of contributions shall be determined under
Article 6, but the value of the vested interest of any such person shall not be less than the total value of his Accounts as of the date on which the complete discontinuance of contributions occurred, unless the total value of his Accounts on the date as of which his vested interest is determined is less than the total value of his Accounts as of the date on which the complete discontinuance of contributions occurred. In case of a termination or partial termination, the Board shall select, and direct the Committee to follow, one of the following alternatives:

                (a) The Board may keep the trust in existence, making distributions to Participants and beneficiaries as they become entitled thereto, then liquidate the trust at such time as all benefits have been paid out;

                (b) Unless a successor plan (as defined in final regulations under Section 401(k)(2)(B) of the Code) is established, the Board may direct the Trustee to distribute, or start to distribute, amounts in the Accounts of all Participants and beneficiaries (or affected Participants and beneficiaries, in case of a partial termination), then liquidate the trust at such time as all benefits have been paid out; or

                (c) The Board may transfer all assets and liabilities of the trust to another continuing employee benefit trust described in Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code.

Under alternatives (b) and (c), above, the Committee shall direct the Trustee to value the Fund as of a date just prior to the payment of benefits or the transfer of assets, respectively, and the Committee shall allocate the net value of the Fund among the Accounts of Participants and beneficiaries as if the Plan Year had ended on such date.


                                   ARTICLE 12
                             PARTICIPATING EMPLOYERS

        12.1 With the consent of the Employer, any Affiliate who, with the Employer, is a member of an affiliated group of corporations as defined in
Section 1504 of the Code may adopt this Plan for the benefit of its Employees and participate herein by properly executing a document evidencing its intent to do so. Any Affiliate that adopts this Plan shall be known as a "Participating Employer". A list of all Participating Employers and the Effective Date for each Participating Employer is set forth in Appendix A, which is attached to this Plan. Unless the context indicates to the contrary, the term "Employer" as used throughout the other Articles of this Plan and the term "Participating Employer" as used in the other Sections of this Article shall mean the Employer and each Participating Employer.

                        The Trustee, Committee members and other Plan fiduciaries, agents and employees appointed or hired by the Employer shall act in their respective capacities with respect to the Plan and trust as adopted by any Participating Employer. Each Participating Employer shall be deemed to have granted the Employer the power to appoint, hire, retain, direct, deal with, remove or discharge any fiduciary, agent or employee of the Plan, and, when the Employer deems it advisable, to amend or terminate the Plan. The Committee shall have authority to make any and all policies and rules binding upon the Employer, all Participating Employers and all Participants, to effectuate the purposes of this Article.

        12.2 The Trustee shall commingle, hold and invest in a single Fund contributions made by all Participating Employers, together with the income and profits thereon. Any expenses of the trust not borne by the Fund shall be paid by each Participating Employer in the same proportion that the total amount standing to the credit of all Participants (or their beneficiaries) of that Participating Employer bears to the total amount standing to the credit of all Participants (or their beneficiaries) of all Participating Employers.

        12.3 If an Employee is transferred between Participating Employers (or an Employee's service with one Participating Employer is terminated and he later commences service with another Participating Employer) all service with the transferor (or the previous Participating Employer) shall be considered service with the transferee (or subsequent Participating Employer) for all purposes under this Plan and shall be taken into account in accordance with the provisions of this Plan. No direct transfer by an Employee from one Participating Employer to another shall be considered a termination of employment or by itself result in a Break in Service.

        12.4 Any contributions required or permitted under Section 4.1 may be made by any Participating Employer. All contributions made pursuant to Section 4.1(c) by a Participating Employer, as provided for in this Plan, shall be allocated among the Accounts of all Participants of all Participating Employers, in accordance with the provisions of the Plan. Any forfeiture from the Account of any Participant shall be allocated among the Accounts of all Participants of all Participating Employers, in accordance with the provisions of the Plan. The Committee and Trustee shall keep separate books and records concerning the affairs of each Participating Employer and concerning the Accounts and service of the Participants of each Participating Employer.

        12.5 Any Participating Employer may discontinue its participation in the Plan at any time by properly executing a document evidencing its intent to do so and delivering the same to the Trustee and Committee with notification and evidence satisfactory to the Trustee and Committee of the establishment of any new plan and trust and appointment of, and acceptance by, a successor trustee. As soon as practicable after the receipt of such documents and evidence, the Trustee shall transfer and deliver all assets and liabilities of the Fund allocable to the Participants (or their beneficiaries) currently or most recently employed by such Participating Employer to such successor trustee. The Employer and the Participating Employer may agree to a different division of assets and liabilities between the Plan and any successor plan. If no separate plan and trust is established by the Participating Employer, or no person or entity is appointed to or accepts the position of successor trustee, then such discontinuance shall be considered a partial termination of the Plan with respect to such Participating Employer, and each Participant affected thereby shall immediately become fully vested in all of his Accounts. In such event, the Trustee shall retain all assets and liabilities allocable to the Accounts of the affected Participants (or their beneficiaries). In no event shall the assets of the Fund (including profits and income thereon) allocable to the Participants (or their beneficiaries) of such Participating Employer be used or diverted for purposes other than the exclusive benefit of such persons.

                                   ARTICLE 13
                                  MISCELLANEOUS

        13.1 No investments in life insurance shall be permitted under this Plan.

        13.2 The adoption and maintenance of the Plan shall not be deemed a contract between the Employer and any Employee. Nothing herein contained shall affect the rights of the Employer or any Employee to terminate or continue their employment relationship.

        13.3 The Plan shall not accept a transfer of assets from any other plan if such transferor plan is subject to the joint and survivor annuity and pre-retirement survivor annuity requirements of Section 401(a)(11) of the Code (applicable to plans subject to the funding standards of Section 412 of the Code). The Plan shall not merge or consolidate with, or transfer its assets or liabilities to, any other employee benefit plan unless the terms of merger, consolidation, or transfer are adopted by the Board and by the board of directors or similar governing body of the employer or employers maintaining such other plan or plans. The board of directors or similar governing body of such other employer or employers shall certify to the Board that such other plan or plans are exempt from United States income tax under Section 501(a) of the Code, are qualified under Section 401(a) of the Code, and have complied, both in form and operation, with ERISA and other applicable laws and governmental regulations. Under the terms of any merger, consolidation, or transfer, each Participant in the Plan must (if the Plan then terminated) be entitled to receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).

        13.4 Except as provided in a court order which is determined by the Committee or by a court of competent jurisdiction to be a qualified domestic relations order (within the meaning of Section 206(d) of ERISA) and except to the extent that this provision may be contrary to law, the rights of Participants and beneficiaries under the Plan shall not be subject to assignment, attachment, garnishment, or alienation in any form. If a qualified domestic relations order provides for distribution to an alternate payee (within the meaning of Section 206(d) of ERISA) of the total benefit payable to the alternate payee from the Plan in a single sum, then such distribution shall be made pursuant to the order regardless of whether the Participant from whose Accounts the distribution is made would otherwise be entitled to a distribution from his Accounts at the time of distribution to the alternate payee.

        13.5 Unless otherwise specified or otherwise required by the Code or ERISA, any amendment to this Plan shall apply only to Employees with at least one (1) Hour of Service on or after the effective date of such amendment. The rights and benefits of any other Employees or former Employees shall be determined in accordance with the terms of the Plan in effect on the date of that Employee's last Hour of Service.

        13.6 The Plan is intended to comply with the Code, ERISA and all other applicable Federal laws. If any provision of the Plan is inconsistent with any such law, the Committee shall, at and in accordance with the direction of the Board, administer the Plan in a manner conforming with such law, even if an amendment modifying the inconsistent provision of the Plan has not yet been adopted.

        13.7 If it becomes impossible for the Employer or any person or persons to perform any act under the Plan, that act shall be performed which in the judgment of the Employer or such person or persons will most nearly carry out the purposes of the Plan.

        13.8 If any question arises as to the meaning of any provision of the Plan, the interpretation that governs shall, to the extent allowable by law, be one that maintains the status of Plan as a qualified plan under the Code and in compliance with ERISA.

        13.9 If the continued existence of the trust beyond a certain period would cause it to fail by operation of law, it shall continue for the maximum period permitted and shall then terminate with distribution of assets as provided in the Plan.

        13.10 All legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of New York, except where pre-empted by federal law.

        13.11 The Plan may be executed in any number of counterparts, each of which shall be considered an original even though no others are produced.


        IN WITNESS WHEREOF, the Employer has caused this document to be executed as of the effective date of this amendment and restatement.

                                            GENENCOR INTERNATIONAL, INC.


                                            By: /s/ Stuart L. Melton
                                               ---------------------------------

                                            As Its: Senior Vice President
                                                   -----------------------------

                                   APPENDIX A
                             PARTICIPATING EMPLOYERS




        The following Participating Employers have adopted the Plan, effective as of the date set forth below:


Participating Employer                                    Effective Date
----------------------                                    --------------
Genencor, Inc.                                            January 1, 1990
Genencor International, Inc.
  (formerly Allens Creek Enterprises, Inc.)               February 1, 1990
Genencor International Indiana, Inc.,
  (formerly Solvay Enzymes, Inc.)                         July 1, 1996

                                 FIFTH AMENDMENT
                                     TO THE
                          GENENCOR INTERNATIONAL, INC.
                       EMPLOYEE RETIREMENT INVESTMENT PLAN


        WHEREAS, Genencor International, Inc., a corporation organized under the laws of the State of Delaware, with its principal place of business at 4 Cambridge Place, 1870 South Winton Road, Rochester, New York 14618 (the "Employer"), established the Genencor International, Inc. Employee Retirement Investment Plan (the "Plan") for the benefit of its eligible employees.

        WHEREAS, the Employer now wishes to amend the Plan to clarify the contribution percentage testing provisions.

        NOW THEREFORE, the Plan is hereby amended, effective January 1, 1995, as follows:

        1.      Section 5.5(d)(vi) is deleted in its entirety.

        2.      Section 4.1(c) is amended to read as follows:

                        (c) (i) For the purpose of crediting the Employer
                Contribution Account of each Participant who is an Eligible Employee on the last day of the Plan Year and who has completed at least 1,000 Hours of Service during the Plan Year, three percent (3%) of the Compensation for the Plan Year of all Participants eligible to share in the allocation of such contributions.

                        (ii) For the purpose of crediting the Employer
                Contribution Account of each Participant who is an Eligible Employee on the last day of the Plan Year and who has completed at least 1,000 Hours of Service during the Plan Year, such additional Employer contributions (not to exceed in the aggregate six percent (6%) of the Compensation for the Plan Year of all Participants eligible to share in the allocation of such contributions) as the Board in its discretion may determine, provided that Employer contributions for a Plan Year pursuant to this paragraph (ii) shall not exceed the Employer's Net Profits, determined as of the last day of the Plan Year.

                        Notwithstanding the above provisions of this Section, to the extent that any forfeitures from Participant Accounts are declared under Article 7, below, and are not used to pay Plan expenses for the Plan Year pursuant to such Article, such forfeitures shall be used to offset the Employer contributions otherwise required for that Plan Year under Section 4.1(b), above, and, if any forfeitures remain unallocated after such offset, shall be used to offset the Employer contributions otherwise required for that Plan Year under Section 4.1(c)(i), above. If any forfeitures remain unallocated after both such offsets, such remainder shall be combined with (and allocated as if they were) Employer contributions made for the Plan Year under Section 4.1(c)(ii).


        IN WITNESS WHEREOF, the Employer has caused this Amendment to be executed this 4th day of March, 1998.


                                            GENENCOR INTERNATIONAL, INC.



                                            By: /s/ Stuart L. Melton
                                               ---------------------------------

                                            Title: Senior Vice President
                                                  ------------------------------



                                      -2-